                                                                   EXHIBIT 10.36

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                             KROLL ASSOCIATES, INC.
                          KROLL ASSOCIATES U.K. LIMITED
                   HARRISON/KROLL ENVIRONMENTAL SERVICES, INC.
                         PUBLIC ADVISORY SERVICES, INC.





                        --------------------------------

                             NOTE PURCHASE AGREEMENT

                          Dated as of December 15, 1989

                        --------------------------------






                         $20,000,000 10.55% Senior Notes
                              due December 15, 1999


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





                                                 TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----

1.       THE NOTES  ..........................................................................................    1

         1.1.              Authorization of Notes ............................................................    1
         1.2.              Sale and Purchase of Notes ........................................................    2
         1.3.              Closing  ..........................................................................    2
         1.4.              Use of Proceeds ...................................................................    3
         1.5.              Purchase for Investment ...........................................................    3
         1.6.              Source of Funds ...................................................................    3

2.       CONDITIONS OF CLOSING.................................................................................   3

         2.1.              Proceedings Satisfactory                                                               4
         2.2.              Opinions of Counsel ................................................................   4
         2.3.              Representations and Warranties .....................................................   4
         2.4.              Performance; No Default ............................................................   4
         2.5.              Compliance Certificate .............................................................   4
         2.6.              Legal Investment ...................................................................   4
         2.7.              Absence of Certain Events ..........................................................   5
         2.8.              Sale to Other Purchaser ............................................................   5
         2.9.              Private Placement Number ...........................................................   5
         2.10.             Payment Under Marine Midland
                             Facility .........................................................................   5

3.       PAYMENT, PREPAYMENT AND PURCHASE OF NOTES ............................................................   5

         3.1.              Required Annual Prepayments and
                             Payment at Maturity of the Notes .................................................  5
         3.2.              Optional Prepayments ...............................................................  6
         3.3.              Special Purchase of Notes ..........................................................  7
         3.4.              Notice of Optional Prepayments .....................................................  7
         3.5.              Allocation of Partial Prepayments ..................................................  7
         3.6.              Maturity, etc. .....................................................................  8
         3.7.              Acquisition of Notes ...............................................................  8

4.       FINANCIAL STATEMENTS; INFORMATION ....................................................................  8

5.       INSPECTION OF PROPERTIES AND BOOKS;
           CONFIDENTIALITY ...................................................................................  13

6.       COVENANTS ...........................................................................................  14


SECTION                                                                                                        PAGE
-------                                                                                                        ----
         6.1.              Maintenance of Certain Financial
                             Conditions .........................................................................14
         6.2.              Debt .................................................................................15
         6.3.              Liens ................................................................................17
         6.4.              Transactions with Affiliates .........................................................20
         6.5.              Subsidiary Stock and Debt ............................................................21
         6.6.              Consolidation, Merger, Sale of
                             Assets, etc. .......................................................................22
         6.7.              Investments, etc. ....................................................................23
         6.8.              Restricted Payments and Restricted
                             Investments ........................................................................25
         6.9.              Nature of Business ...................................................................27
         6.10.             Payment of Notes; Maintenance of
                             Books and Office; Fiscal Year ......................................................27
         6.11.             Corporate Existence; Payment of Taxes;
                             Maintenance of Properties; Insurance;
                             Compliance with Laws; Maintenance of
                             Patents, etc. ......................................................................28
         6.12.             Phantom Plan .........................................................................30
         6.13.             Purchase of Notes Upon Change of
                             Control ............................................................................30

7.       REPRESENTATIONS AND WARRANTIES
           OF THE COMPANY .......................................................................................31
         7.1.              Organization and Authority of
                             the Obligors .......................................................................31
         7.2.              Subsidiaries .........................................................................31
         7.3.              Qualification ........................................................................31
         7.4.              Financial Statements .................................................................32
         7.5.              Changes, etc. ........................................................................32
         7.6.              Title to Property ....................................................................33
         7.7.              Compliance with Other Instruments,
                             etc. ...............................................................................33
         7.8.              Governmental Authorizations, etc. ....................................................34
         7.9.              Litigation ...........................................................................34
         7.10.             Patents, Trademarks, Authorizations,
                             etc. ...............................................................................34
         7.11.             Taxes ................................................................................35
         7.12.             Compliance with ERISA ................................................................35
         7.13.             Private Offering .....................................................................36
         7.14.             Use of Proceeds; Margin Regulations ..................................................36
         7.15.             Existing Debt; Investments ...........................................................37
         7.16.             Status Under Certain Statutes ........................................................37
         7.17.             Labor Matters ........................................................................37
         7.18.             Disclosure ...........................................................................38

SECTION                                                                                                        PAGE
-------                                                                                                        ----
8.       EVENTS OF DEFAULT; REMEDIES ............................................................................38

         8.1.              Events of Default Defined;
                             Acceleration of Maturity ...........................................................38
         8.2.              Default Remedies .....................................................................42
         8.3.              Remedies Cumulative ..................................................................42
         8.4.              Remedies Not Waived ..................................................................42
         8.5.              Annulment of Acceleration of Notes ...................................................43

9.       DEFINITIONS AND CONSTRUCTION ...........................................................................43

         9.1.              Defined Terms ........................................................................43
         9.2.              Accounting Terms .....................................................................57

10.      REGISTRATION, TRANSFER OF EXCHANGE
           OF NOTES .............................................................................................58

         10.1.             Registration .........................................................................58
         10.2.             Sale and Assignment ..................................................................58
         10.3.             Exchange of Notes ....................................................................58

11.      LOST, ETC. NOTES .......................................................................................59

12.      AMENDMENT AND WAIVER ...................................................................................59

13.      HOME OFFICE PAYMENT ....................................................................................60

14.      LIABILITIES OF THE PURCHASER ...........................................................................61

15.      MISCELLANEOUS ..........................................................................................61

         15.1.             Expenses .............................................................................61
         15.2.             Reliance on and Survival of
                             Representations ....................................................................61
         15.3.             Successors and Assigns ...............................................................62
         15.4.             Notices ..............................................................................62
         15.5.             Appointment of Agent for Obligors ....................................................62
         15.6.             Law Governing ........................................................................62
         15.7.             Headings, etc. .......................................................................63
         15.8.             Substitution of Purchaser ............................................................63
         15.9.             Entire Agreement .....................................................................63
         15.10.            Counterparts .........................................................................63

SCHEDULE I                 -        Information relating to Purchasers

                             KROLL ASSOCIATES, INC.
                          KROLL ASSOCIATES U.K. LIMITED
                   HARRISON/KROLL ENVIRONMENTAL SERVICES, INC.
                         PUBLIC ADVISORY SERVICES, INC.
                           c/o Kroll Associates, Inc.
                                900 Third Avenue
                            New York, New York 10022

                                                         as of December 15, 1989

To Each Purchaser Identified on
  the Signature Page of this
  Agreement:

Ladies and Gentlemen:

                  KROLL ASSOCIATES, INC., a Delaware corporation (herein, together with its successors and assigns, "KROLL"), KROLL ASSOCIATES U.K. LIMITED, a corporation organized under the laws of England (herein, together with its successors and assigns, "KROLL U.K."), HARRISON/KROLL ENVIRONMENTAL SERVICES, INC., a Louisiana corporation (herein, together with its successors and assigns, "H/K ENVIRONMENTAL"), and PUBLIC ADVISORY SERVICES, INC., a Delaware corporation (herein, together with its successors and assigns, "PUBLIC" and, together with Kroll, Kroll U.K. and H/K Environmental, referred to herein individually as an "OBLIGOR" and collectively as the "OBLIGORS", hereby agree with you as follows:

                  1. THE NOTES.

                  1.1 AUTHORIZATION OF NOTES. Each of the Obligors has duly authorized the issuance and sale of $20,000,000 in aggregate principal amount of their joint and several 10.55% Senior Notes due December 15, 1999 (together with all notes issued in substitution or exchange therefor in accordance with the terms of this Agreement, the "NOTES"), each of which shall (I) bear interest on the unpaid principal amount thereof at the rate of 10.55% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable semiannually on June 15 and December 15 of each year commencing on June 15, 1990, and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue premium and any overdue interest, at the rate of 11.55% per annum until paid, such overdue interest (if any) to be payable semiannually as aforesaid or, at the option of the registered holder of such Note, on demand, and (II) mature and be payable as to the entire remaining unpaid principal amount thereof on December 15, 1999. The Notes shall be substantially in the form of Exhibit A. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Section 9.

                  1.2. SALE AND PURCHASE OF NOTES. The Obligors will issue and sell to you and, subject to the terms and conditions hereof and in reliance on the representations and warranties of each Obligor contained herein and otherwise made in writing by or on behalf of any Obligor in connection with the transactions contemplated hereby, you will purchase from the Obligors, at the Closing provided for in Section 1.3, Notes in the aggregate principal amount shown opposite your name on Schedule I at a purchase price equal to 100% of such principal amount.

                  Concurrently with the execution and delivery by the Obligors to you of this counterpart of this instrument, the Obligors are executing and delivering a counterpart of this instrument to the other purchaser identified in
Schedule I (the "OTHER PURCHASER") providing for the sale of Notes by the Obligors to the Other Purchaser in the principal amount specified in Schedule I. The sales of Notes to you and the Other Purchaser (you and the Other Purchaser being hereinafter sometimes called collectively the "PURCHASERS") are to be separate sales made by the Obligors to the Purchasers. The obligations of the Purchasers hereunder shall be several and not joint, and their Agreement shall for all purposes be construed and deemed to be a separate agreement between the Obligors and each of the Purchasers, the Purchasers acting severally and not jointly, with the same effect as though a separate agreement with each such Purchaser to the effect herein provided were hereby entered into between the Obligors and each such Purchaser.

                  1.3. CLOSING. The closing of the sale and purchase of the Notes to be purchased by you and the Other Purchaser (the "CLOSING") shall take place at the offices of Breed, Abbott & Morgan, Citicorp Center, 153 East 53rd Street, New York, New York 10022, commencing at 10:00 A.M., New York time, on December 15, 1989, or on such subsequent Business Day occurring on or prior to December 29, 1989 as you, the Other Purchaser and the Obligors shall agree (the "CLOSING DATE"). At the Closing, the Obligors will deliver to you the Notes to be purchased by you in the form of one or more Notes (as you may designate), each dated the Closing

Date and registered in your name (or the name of your nominee), against delivery by you to Kroll or its order of immediately available funds in the amount of the general corporate purposes price therefor. If at the Closing the Obligors shall fail to tender such Notes to you as provided herein, or if at the Closing any of the conditions specified in Section 2 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

                  1.4. USE OF PROCEEDS. The proceeds from the sale of the Notes (subject in any event to Section 7.14) will be applied as follows:


                  (a) $12,500,000 of such proceeds will be paid as dividends to JBK during the fiscal years of the Obligors ending December 31, 1989 and December 31, 1990;

                  (b) $6,800,000 of such proceeds will be applied on the Closing Date to repay Funded Debt to Kroll listed as Items 1 and 2 on Schedule II; and

                  (c) the balance will be used for general corporate purposes by the Obligors.

                  1.5 PURCHASE FOR INVESTMENT. You represent to the Obligors that on the Closing Date you will acquire the Notes being purchased by you for your own account for investment and not with a view to the resale or distribution of any part thereof, PROVIDED that, subject to the provisions of
Section 10.2, the disposition of your property shall at all times be and remain under your control.

                  1.6 SOURCE OF FUNDS. You represent to the Obligors that no part of the funds to be used by you to pay the purchase price of the Notes to be purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee pension benefit plan (or its related trust) has any interest. As used in this Section 1.6, the terms "employee pension benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  2. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder shall be subject to the fulfillment to your satisfaction, prior to or at the Closing, of each of the conditions hereinafter set forth:

                  2.1. PROCEEDING SATISFACTORY. All proceedings taken in connection with the issuance of the Notes and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received copies of such documents and papers, all in form and substance reasonably satisfactory to you and your special counsel, as you or they may reasonably request in connection therewith.

                  2.2. OPINIONS OF COUNSEL. You shall have received favorable opinions, each dated the Closing Date, addressed to you and satisfactory in form, scope and substance to you, from (A) special counsel(s) to the Obligors, substantially in the form of Exhibit B and covering such other matters as you or your special counsel may reasonably request, and (B) Greed, Abbott & Morgan, your special counsel in connection with the transactions contemplated by this Agreement, covering such matters as you may reasonably request.

                  2.3. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors contained in this Agreement or otherwise made in writing by or on behalf of any Obligor in connection with the transactions contemplated hereby shall be true and correct when made and as of the time of the Closing, except as affected by the consummation of such transactions.

                  2.4 PERFORMANCE; NO DEFAULT. Each Obligor shall have performed all agreements and complied with all conditions contained herein required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing (and after giving effect to the sale of the Notes to you and the Other Purchaser and the application of the proceeds of such sales) no Default or Event of Default shall have occurred and be occurring.

                  2.5. COMPLIANCE CERTIFICATE. Each Obligor shall have delivered to you an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in Sections 2.3 and 2.4 applicable to it have been fulfilled.

                  2.6. LEGAL INVESTMENT. On the Closing Date the Notes to be purchased by you hereunder shall be a legal investment for you under the laws of each jurisdiction to which you may be subject, without resort to any basket provisions of said laws such as New York Insurance Law

Section 1405(1)(8), and you shall have received such certificates or other evidence as you may reasonably request demonstrating the legality of such purchase under such laws.

                  2.7 ABSENCE OF CERTAIN EVENTS. There shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of any Obligor from that reflected in the most recent audited financial statements o Kroll, Kroll U.K. and H.K. Environmental described in Section 7.4. Since the date of such financial statements, no Obligor shall have consolidated with, merged into, or sold, leased or otherwise disposed of its assets and properties as an entirety or substantially as an entirety to any Person.

                  2.8. SALE TO OTHER PURCHASER. Contemporaneously with the purchase of the Notes to be purchased by you at the Closing, the Other Purchaser shall have purchased the Notes to be purchased by it pursuant to this Agreement and the Obligors shall have received payment in full of the purchase price thereof.

                  2.9. PRIVATE PLACEMENT NUMBER. The Obligors shall have obtained from Standard and Poor's CUSIP Service Bureau a Private Placement Number for the Notes and Kroll shall have delivered to you an Officers' Certificate, dated the Closing Date, specifying such Private Placement Number and certifying that all fees and expenses payable in connection with the application therefor have been paid in full.

                  2.10. PAYMENT UNDER MARINE MIDLAND FACILITY. Contemporaneously with the Closing, the Obligors shall have paid in full all amounts owed by it under the agreements listed as Items 1 and 2 on Schedule II.

                  3. PAYMENT, PREPAYMENT AND PURCHASE OF NOTES.

                  3.1. REQUIRED ANNUAL PREPAYMENTS AND PAYMENT AT MATURITY OF THE NOTES.

                  (a) On December 15, 1993 and on each December 15 thereafter to and including December 15, 1998 (so long as any Notes shall remain outstanding), the Obligors will prepay, and there shall become due and payable, $2,500,000 in aggregate principal amount of the notes (or such lesser principal amount as shall be outstanding), and on December 15, 1999, the obligors will pay, and there shall become due and payable, the entire remaining unpaid principal amount of the Notes together with all accrued and unpaid interest thereon.
Each such prepayment and the final payment made pursuant to this Section 3.1 shall be at 100% of the principal amount so to be prepaid together with interest accrued thereon to the date of such prepayment, without premium.

                  (b) No prepayment of less than the entire outstanding principal amount of the Notes pursuant to Section 3.2(b) or 3.2(c) shall relieve the Obligors of their obligation to make (nor shall it reduce the amount of) the prepayments of principal on the Notes required by Section 3.1(a).

                  (c) If any Note or Notes (but less than all the Notes) shall be purchased as contemplated by Section 3.3, then the aggregate principal amount of the Notes required to be prepaid on any December 15 thereafter pursuant to
Section 3.1(a) shall be reduced to that amount which bears the same relation to the amount of such prepayment specified in Section 3.1(a) to be made on such December 15 (or such lower amount to which such prepayment shall have theretofore been reduced in accordance with this Section 3.1(c)) as the aggregate principal amount of the Notes outstanding immediately following said purchase in accordance with Section 3.3 bears to the aggregate principal amount of the Notes outstanding immediately prior to said purchase. The Obligors covenant and agree that they will, in the event of any reduction pursuant to this Section 3.1(c), promptly (and in any event within five Business Days thereafter) after the prepayment of Notes giving rise to such reduction, give to each holder of a Note or Notes written notice thereof, specifying in each such case the amounts of the respective required prepayments due thereafter pursuant to this Section 3.1(c) in respect of each Note held by such holder (giving effect to such reduction) and containing calculations demonstrating the method by which such reduction was effected.

         3.2. OPTIONAL PREPAYMENTS. (a) The Notes shall not be subject to prepayment at the option of the Obligors except pursuant to Section 3.2(b) or 3.2(c).

         (b) On any December 15 on which a prepayment of the Notes is required to be made pursuant to Section 3.1(a), the Obligors may, at their option, upon notice as provided in Section 3.4, prepay an additional aggregate principal amount of Notes in an amount not exceeding the principal amount of the Notes so required to be prepaid pursuant to Section 3.1(a), each such additional prepayment to be made at the principal amount so to be prepaid, plus interest accrued thereon to the date of such prepayment but without premium; PROVIDED, HOWEVER, that (I) the aggregate principal amount of the Notes that the Obligors shall be permitted to prepay on any one or more December 15's pursuant to this subsection (b) shall not in any event exceed $4,000,000 and (II) the right of the Obligors to make prepayments pursuant to this subsection (b) shall be non-cumulative, so that failure to exercise such right in whole or in part on any December 15 on which such a prepayment would otherwise be permitted hereunder shall not increase the aggregate principal amount of Notes which the Obligors would otherwise be permitted to prepay on any subsequent December 15 in accordance with he preceding provisions of this subsection (b).

         (c) In addition to those prepayments permitted under Section 3.2(b), the Obligors may, at their option, upon notice as provided in Section 3.4, prepay all or any part of the Notes (in integral multiples of $500,000), each such prepayment to be made at the principal amount of the Notes so to be prepaid together with interest accrued on such principal amount to the date of prepayment, plus a prepayment premium equal to the applicable percentage of the principal amount so to be prepaid, determined in accordance with the following table:

              If prepaid
              during the
            12-month period
              commencing
              December 15                                            Premium
              -----------                                            -------
                 1994                                                 5.00%
                 1995                                                 3.75%
                 1996                                                 2.50%
                 1997                                                 1.25%
                 1998                                                  None



         3.3 SPECIAL PURCHASE OF NOTES. The Obligors shall be required to purchase Notes from each holder thereof which shall have replied affirmatively to an offer to purchase the same given as contemplated by section 6.13, such purchase to be made at the price and on the date and otherwise as provided in
Section 6.13.

         3.4 NOTICE OF OPTIONAL PREPAYMENTS. With respect to each optional prepayment of Notes pursuant to Section 3.2, thereof, at least 30 and not more than 60 days prior to the date fixed for such prepayment, specifying such date of prepayment and the principal amount of Notes so to be prepaid and, if applicable, the prepayment premium payable in respect of such prepayment.

         3.5 ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each prepayment of Notes pursuant to Section 3.1 or 3.2, the principal amount of the Notes so to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective principal amounts thereof not theretofore prepaid, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

         3.6. MATURITY, ETC. In the case of each prepayment of Notes, whether required or option, the principal amount of each Note to be prepaid shall become due and payable on the date fixed for such prepayment in this Agreement or, in the case of any optional prepayment, in the notice of such prepayment delivered pursuant to Section 3.4, together with interest accrued on such principal amount to such date and the applicable prepayment premium, if any. From and after such date, unless the Obligors shall have failed to pay such principal amount on such date, together with the interest and premium, if any, payable thereon as aforesaid, interest on such principal amount shall cease to accrue. No Note shall be issued in lieu of any paid or prepaid principal amount of any Note.

         3.7 ACQUISITION OF NOTES. No Obligor will, nor will any Obligor permit any Subsidiary or Affiliate to, acquire, directly or indirectly, by purchase or prepayment or otherwise, any of the outstanding Notes except by way of payment or prepayment in accordance with the terms of this Agreement and the Notes unless the Obligors have offered to purchase Notes, PRO RATA, from all holders of Notes and upon the same terms. No Note acquired by any Obligor or any Subsidiary or Affiliate of an Obligor pursuant to this Section 3.7 or otherwise shall be reissued or transferred to any other Person.

         4. FINANCIAL STATEMENTS; INFORMATION. The Obligors will furnish (in duplicate) to you, so long as you or your nominee shall be obligated to purchase or shall hold any of the Notes, and to each other institutional holder of the
Notes:

                  (a) as soon as practicable and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Obligors, (I) a combined balance sheet of the Obligors and their respective consolidated Subsidiaries as of the end of such quarterly period and the related combined statements of income, retained earnings and cash flows of the Obligors and their respective consolidated Subsidiaries for such period and (in the case of the second and third such quarterly periods) for the portion of the fiscal year ended with the last day of such quarterly period, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as complete and correct in all material respects (subject to changes resulting from year-end audit adjustments) by the principal financial officer of each of the Obligors and (II) unaudited supplementary information relating to the financial statements delivered in accordance with the preceding subclause (i) prepared by the chief financial officer of each of the Obligors;

                  (b) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Obligors, (I) a combined balance sheet of the Obligors and their respective consolidated Subsidiaries as of the end of such year and the related combined statements of income, retained earnings and cash flows of the Obligors and their respective consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the respective figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Peat Marwick Main & Co. or other independent certified public accountants of recognized national standing selected by the Obligors, which report shall state that such financial statements present fairly the combined financial position of the companies being reported upon as of the date indicated and the results of their operations and their cash flows for the periods indicated and the results of their operations and their cash flows for the periods indicated in conformity with generally accepted accounting principles at the time in effect applied on a basis consistent with prior years (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards at the time in effect and accordingly included such test of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (II) unaudited supplementary information relating to the financial statements delivered in accordance with the preceding subclause (i) prepared by the accountants which reported on such financial statements as required by such subclause (i);

                  (c) concurrently with each delivery of financial statements pursuant to clause (a) or (b) of this Section 4, an Officers' Certificate of each of the Obligors:

                           (i) stating that the signatories thereto have
                  reviewed the terms of this Agreement and of the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Obligors and their respective Subsidiaries during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such signatories do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Obligors have taken or are taking or purpose to take with respect thereto;

                           (ii) setting forth, as of the date of such balance
                  sheet for such period, the respective amounts of Consolidated Modified Working Capital, Consolidated Current Assets, Consolidated Current Liabilities, Cash, Consolidated Earnings Available for Consolidated Fixed Charges, Consolidated Fixed Charges, Consolidated Net Income, Adjusted Consolidated Net Income, Consolidated Total Funded Debt, Consolidated Operating Cash Flow, Consolidated Senior Funded Debt, Consolidated Curren Debt, Consolidated Tangible Net Worth and Total Capitalization;

                           (iii) setting forth facts or computations in
                  reasonable detail demonstration compliance with the restrictions contained in Sections 6.1, 6.2(d), 6.2(e), 6.3(k), 6.6(e), and 6.8(a); and

                           (iv) setting forth in sufficient detail the
                  adjustments required in order to reconcile the results of the calculations used in providing the information set forth in clauses (ii) and (iii) of this paragraph (c) with the corresponding results which would have been obtained if such calculations (and the components thereof) had been made in accordance with generally accepted accounting principles at the time in effect;

                  (d) together with each delivery of annual financial statements pursuant to clause (b) of this Section 4, a written statement by the independent public accountants referred to in said clause (b):

                           (i) stating that (A) they have read the Officers'
                  Certificate delivered in connection with the annual financial statements pursuant to clause (c) of this Section 4 for such fiscal year, and (B) based upon their annual audit examination of the consolidated financial statements delivered pursuant to clause (b) of this Section 4 nothing has come to their attention which causes them to believe that the matters set forth in such Officers' Certificate pursuant to clauses (ii),
                  (iii) and (iv) of such clause (c) have not been properly stated in accordance with the terms of this Agreement, and

                           (ii) stating whether, in the course of their audit
                  examination, there has been disclosed the existence of any condition or event which constitutes a Default or an Event of Default, and, if any such Default or Event of Default has been disclosed, specifying such Defaults or Events of Default and the nature and status thereof;

                  (e) promptly upon receipt thereof (and if any event within five Business Days thereafter), copies of all reports submitted to any Obligor or any of its Subsidiaries by independent public accountants in connection with any annual, interim or special audit of such Obligor or any of its Subsidiaries made by such accounts;

                  (f) subsequent to such time at which any Obligor or a Subsidiary of an Obligor has become subject to the reporting requirements of the Exchange Act, promptly upon their becoming available (and in any event within five Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by such Obligor to any holders of a class of its securities which are publicly traded or by such Subsidiary to any holders of a class of its securities which are publicly traded, and (ii) all regular and periodic reports (including reports on For 8-K) and any registration statements and prospectuses filed by such Obligor or such Subsidiary with any securities exchange or with the Commission;

                  (g) as soon as possible upon any officer of any Obligor obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, or becoming aware that the holder of any Note has given any notice or taken any other action with respect to a claimed Default or Event of Default or that any Person has given any notice to such Obligor or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any Debt referred to in Section 8.1(e) or with respect to the occurrence or existence of any event or condition of the type referred to in Section 8.1(f) or 8.1(g), an Officers' Certificate of such Obligor specifying the nature and periodic of existence thereof and what action such Obligor has taken or is taking or proposes to take with respect thereto;

                  (h) as soon as possible upon any officer of any obligor becoming aware or receiving notice (i) of the occurrence of any "reportable event" or "reportable events", as such term is defined in
         Section 4043 of ERISA, with respect to any Employee Pension Benefit Plan, which reportable event or reportable events could reasonably be expected to give rise, in the aggregate, to any material liability of any Obligor or any Commonly Controlled Entity, or any combination thereof, (ii) that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to any Employee Pension Benefit Plan,

         (iii) that any Plan or Plans, in the aggregate, have a material Unfunded Current Liability, (iv) that any Obligor or any Commonly Controlled Entity has incurred or is reasonably likely to incur any liability pursuant to Section 4062, 4063, 4064, 4068(f), 4201 or 4204 or ERISA or (v) of the occurrence of any "prohibited transaction" or "prohibited transactions", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Employee Pension Benefit Plan, for which any Obligor or any Commonly Controlled Entity, or any combination thereof, could reasonably be subject to any material liability in the aggregate, a written notice specifying the nature thereof, what action such Obligor has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

                  (i) the Obligors will cause to be delivered to you a complete copy of the annual report (Form 5500), including Schedule B thereto, of each Plan required to be filed with the Internal Revenue Service by any Obligor or any Commonly Controlled Entity no later than 20 days after the date such report has been filed with the Internal Revenue Service;

                  (j) as soon as is practicable upon request therefor (and in any event within thirty (30) Business Days thereafter), such other information as to the business, properties, operations or condition (financial or otherwise) of any Obligor or any of its Subsidiaries as may from time to time be reasonably requested.

         5. INSPECTION OF PROPERTIES AND BOOKS; CONFIDENTIALITY. (a) So long as you, your nominee or any other institutional investor holds any Note, your or such other institutional holder's representative or representatives may visit and inspect any of the properties of the Obligors and their respective Subsidiaries, including their respective books of account, records, reports and other papers, make copies and extracts therefrom, and discuss their affairs, finances and accounts with their respective officers and independent public accountants (and each of the Obligors hereby authorizes and directs each such officer and independent public accountant to engage in such discussion), all at such reasonable times during normal business hours upon reasonable prior notice to the applicable Obligor and as often as may be reasonably requested.

         (b) You agree that all non-public information inspected or obtained by you pursuant to Section 5(a) and conspicuously designated in writing by the Obligor or Subsidiary from which such information was obtained as "confidential" shall be so treated by you; PROVIDED, HOWEVER, that you may disclose such information, whether or not designated as confidential (i) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over you or to your auditors or to the National Association of Insurance Commissioners or similar organizations or their successors, (ii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iii) to the extent that you believe it necessary in order to protect your investment in the Notes or in order to comply with any law, order, regulation or rule applicable to you and (iv) to a prospective transferee in connection with any contemplated permitted transfer of any of the Notes purchased by you hereunder; and PROVIDED, FURTHER that you agree that, prior to disclosure by you to any prospective transferee of the Notes of any information which has been designated as "confidential" by any Obligor or Subsidiary, you shall use your reasonable efforts to obtain from such prospective transferee its agreement to be bound by the preceding provisions of this Section 5(b).

         6. COVENANTS. The Obligors jointly and severally covenant and agree that from the date of this Agreement through the Closing Date and thereafter so long as any Note shall be outstanding, each of the Obligors will perform and comply with each of the following covenants:

         6.1. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS. The Obligors will not permit:

                  (a) at the end of any fiscal month, Consolidated Modified Working Capital as at such date to be less than $8,000,000;

                  (b) the ratio of Consolidated Earnings Available for Consolidated Fixed Charges for the most recently completed period of twelve consecutive months to Consolidated Fixed Charges for such period to be less than (i) at the end of any fiscal quarter ending on or prior to December

         31, 1991, 1.50 to 1.00, and (ii) at the end of any fiscal quarter ending thereafter, 1.75 to 1.00.

         6.2. DEBT. The Obligors will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume, incur, or otherwise become or be directly or indirectly liable in respect of, by way of Guarantee or otherwise, any Funded Debt or Current Debt, except that:

                  (a) the Obligors may become and remain liable in respect of the Funded Debt evidenced by the Notes;

                  (b) the obligors may remain liable in respect of the Funded Debt and Current Debt existing on the date hereof and described on
         Schedule II, but may not extend, renew, refund or refinance any thereof except (i) the obligors may extend, renew, refund or refinance any such Funded Debt and/or Current Debt then outstanding under any revolving credit facility in existence on the date hereof, PROVIDED that the aggregate amount of outstanding Funded Debt and Current Debt under all such extensions, renewals, refundings and refinancings shall not at any time exceed $1,000,000, and (ii) in addition to those extensions, renewals, refundings and refinancings permitted under the preceding subclause (i), the Obligors may extend, renew, refund or refinance any such (A) Funded Debt, to the extent otherwise permitted by clause (d) of this Section 6.2, and (B) any such Current Debt, to the extent otherwise permitted by clause (e) of this Section 6.2;

                  (c) any Obligor and any Restricted Subsidiary may become and remain liable in respect of Debt of such Obligor or Restricted Subsidiary, as the case may be, to another Obliger or a Restricted Subsidiary;

                  (d) any Obliger and any Restricted Subsidiary may become and may remain liable in respect of Funded Debt in addition to that permitted by the foregoing provisions of this Section 6.2; PROVIDED, HOWEVER, that on the date on which such Obligor or such Restricted Subsidiary proposes to incur any such additional Funded Debt (the "FUNDED DEBT INCURRENCE DATE"), and after giving effect to such incurrence and the substantially concurrent incurrence or retirement of any other Funded Debt by the Obligors and their Restricted Subsidiaries:

                           (i) the ratio of Consolidated Total Funded Debt then
                  outstanding to Consolidated Operating Cash Flow for the most recently completed period of four fiscal quarters shall be less than 4.0 to 1.0; and

                           (ii) the ratio of Consolidated Senior Funded Debt
                  then outstanding to Consolidated operating Cash Flow for the most recently completed period of four fiscal quarters shall be less than (a) if the Funded Debt Incurrence Date occurs on or prior to December 31, 1990, 3.75 to 1.0, (b) if the Funded Debt Incurrence Date occurs after December 31, 1990 and on or prior to December 31, 1991, 3.50 to 1.0, and (c) if the Funded Debt Incurrence Date occurs at any time after December 31, 1991, 3.25 to 1.0;

         and PROVIDED FURTHER, that nothing in this Section 6.2(d) shall permit any Restricted Subsidiary to incur any Funded Debt on any Funded Debt Incurrence Date unless, after giving effect to such incurrence and to the substantially concurrent incurrence or retirement of any other Funded Debt by the Obligors and their Restricted Subsidiaries, the sum (without duplication) of (A) that portion of Consolidated Total Funded Debt consisting of Capital Leases,plus (B) the aggregate principal amount outstanding of all unsecured Funded Debt of Restricted Subsidiaries (other than Funded Debt permitted by clause (c) of this Section 6.2), plus (C) the aggregate principal amount outstanding of all Debt of the Obligors and their Restricted Subsidiaries secured as permitted under clause (k) of Section 6.3, shall not exceed 15% of Total Capitalization; and

                  (e) any Obligor and any Restricted Subsidiary may become and remain liable in respect of Current Debt in addition to that permitted by the foregoing provisions of this Section 6.2; PROVIDED, HOWEVER, that no such additional Current Debt shall be permitted to be incurred unless within the 12-month period immediately preceding the date on which such Obligor or such Restricted Subsidiary proposes to incur any such Current Debt (the "CURRENT DEBT INCURRENCE DATE") there shall have been a period of at least 60 consecutive days on each of which days:

                           (i) the ratio of (A) the sum of Consolidated Current
                  Debt then outstanding PLUS Consolidated Senior Funded Debt then outstanding to (B) Consolidated Operating Cash Flow for the most recently completed period of four fiscal quarters, was less than (1) if the Current Debt Incurrence Date occurs on or prior to December 31, 1990, 3.75 to 1.0, (2) if the Current Debt Incurrence Date occurs after December 31, 1990 and on or prior to December 31, 1991, 3.50 to 1.0, and (3) if the Current Debt Incurrence Date occurs at any time thereafter, 3.25 to 1.0; and

                           (ii) the ratio of (A) the sum of consolidated Current
                  Debt then outstanding PLUS Consolidated Total Funded Debt then outstanding to (B) Consolidated Operating Cash Flow for the most recently completed period of four fiscal quarters was less than 4 to 1.

                  For all purposes of this Section 6.2, (1) in the event any Obligor or any Restricted Subsidiary shall extend, renew, refund or refinance any Debt other than any Debt permitted to be renewed in accordance with subclause (i) of Section 6.2(b), such Obligor or such Restricted Subsidiary shall be deemed to have incurred such Debt at the time of such extension, renewal, refunding or refinancing, and (2) any Person becoming a Restricted subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Debt at the time it becomes such a Restricted Subsidiary.

                  6.3. LIENS. (a) No obligor will, and no obligor will permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of any character of any Obligor or any Restricted Subsidiary (whether held on the date hereof or hereafter acquired) or any interest therein or any income or profits therefrom, except, subject to compliance with the proviso to this Section 6.3:

                           (a) Liens for taxes, assessments or govern-
                  mental charges or levies either not yet due or the payment of which is not at the time required by
                  Section 6.11(b);

                           (b) Liens of landlords, carriers, warehousemen,
                  mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums either not yet due or the payment of which is not at the time required by Section 6.11(b);

                           (c) Liens (other than any Lien created or imposed
                  under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

                           (d) any attachment, judgment or other similar Lien
                  arising in connection with court proceedings, PROVIDED that, either (i) such Lien is discharged within 90 days of attachment of such claims or (ii) (1) the execution or other enforcement of such Lien is effectively stayed within 90 days of attachment of such claims and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted, and (2) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                           (e) easements, licenses, rights-of-way and other
                  rights and privileges in the nature of easements and similar Liens incidental to the ownership of property and not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of any obligor or any Restricted Subsidiary or materially detract from the value of the properties subject to any such Liens;

                           (f) Liens on property of any Obligor or any
                  Restricted Subsidiary securing Debt or other obligations of such Obligor or such Restricted Subsidiary owing to any Obligor or to a Restricted Subsidiary;

                           (g) Liens specified on Schedule II existing on the
                  date of this Agreement and securing the Debt listed as being secured thereby on such Schedule

                  II; PROVIDED that no such Lien shall be extended to any other asset of any Obligor or any Restricted Subsidiary;

                           (h) any Lien (including a Capital Lease) created
                  solely to secure the deferred purchase price of property or the cost of construction on or improvements of property acquired, constructed or improved by any Obligor or any Restricted Subsidiary after the date hereof, or any Lien (including a Capital Lease) created to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement, as the case may be, of such property (if such Debt is incurred at the time of or within 120 days after such acquisition or the completion of such construction or improvement), PROVIDED that

                                    (A) no such Lien shall at any time extend to
                           or cover any property of any Obligor or any Restricted Subsidiary other than the acquired assets on which it was originally imposed and improvements thereto and proceeds thereof, and

                                    (B) the principal amount of all Debt secured
                           by all such Liens on any such assets shall not at the time of acquisition of such assets exceed an amount equal to the lesser of (A) the cost to such Obligor or such Restricted Subsidiary (including the principal amount of any pre-existing Debt secured by such Liens, whether or not such Obligor or such Restricted Subsidiary has any personal liability with respect thereto) of such assets and (B) the fair market value of such asset (as determined in good faith by the chief financial officer of such Obligor or Restricted Subsidiary) at the time of acquisition thereof;

                           (i) any Lien existing on any asset (I) of any Person
                  at the time such Person becomes a Restricted Subsidiary, (II) of any Person existing at the time such Person is merged or consolidated with or into any Obligor or a Restricted Subsidiary, or (III) prior to the acquisition thereof by any Obligor or any Restricted Subsidiary, PROVIDED that, in any such case, (A) such Lien (1) was not created in contemplation of such event and (2) is not extended to other property, and
                  (B) the amount of Debt secured by any such Lien does not exceed the lesser of (x) the cost to such Obligor or Restricted Subsidiary (including the principal amount of any pre-existing Debt secured by such Lien, whether or not such Obligor or such Restricted Subsidiary has any personal liability with respect thereto) of such asset and (y) the fair market value of such asset (as determined in good faith by the chief financial officer of such Obligor or Restricted Subsidiary) at the time of acquisition thereof;

                           (j) Liens extending, renewing or replacing any Lien
                  permitted by clause (g), (h) or (i) of this Section 6.3, PROVIDED that such Liens are not extended to other property; and

                           (k) Liens in addition to those permitted by the
                  foregoing provisions of this Section 6.3, and any extension, renewal or replacement thereof so long as such Liens are not extended to other property, PROVIDED that no Lien shall be created, incurred or assumed pursuant to this clause (k) unless, immediately after giving effect thereto, the sum (without duplication) of (A) the aggregate principal amount outstanding of all Debt of the Obligors and their Restricted Subsidiaries secured as permitted under this clause (k), PLUS
                  (B) that portion of Consolidated Total Funded Debt consisting of Capital Leases, PLUS (C) the aggregate principal amount outstanding of all unsecured Funded Debt of Restricted Subsidiaries (other than Funded Debt permitted under clause
                  (c) of Section 6.2), shall not exceed 15% of Total Capitalization;

PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this Section 6.3, in no event shall any Obligor or any Restricted Subsidiary create, incur or permit to exist any Lien on any account receivable owing to any Obligor or any Restricted Subsidiary.

                  6.4. TRANSACTIONS WITH AFFILIATES. No Obligor will, and no Obligor will permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate of any Obligor or Restricted Subsidiary, other than transactions entered into in the ordinary course of business upon terms that are fair and reasonable and not less favorable to such Obligor or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time on an arm's-length basis from any Person which is not such an Affiliate.

                  6.5. SUBSIDIARY STOCK AND DEBT. No Obligor will:

                  (a) directly or indirectly, sell, assign, pledge or otherwise dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests) of any of its Restricted Subsidiaries, except to an Obligor or any Restricted Subsidiary or except as directors' qualifying shares if required by applicable law; or

                  (b) permit any of its Restricted Subsidiaries to directly or indirectly sell, assign, pledge or otherwise dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests) of any other of its Restricted Subsidiaries, except to an Obligor or any Restricted Subsidiary or except as directors' qualifying shares if required by applicable law:

                  (c) permit any of its Restricted Subsidiaries to directly or indirectly issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire any stock or similar interests) of such Restricted Subsidiary except to an Obligor or any Restricted Subsidiary or except as directors' qualifying shares or to satisfy preemptive rights if required by applicable law; or

                  (d) permit any of its Restricted Subsidiaries to have outstanding any shares of preferred stock, except shares of preferred stock owned by any Obligor or any Restricted Subsidiary;

PROVIDED, HOWEVER, that all Debt and shares of stock and similar interests of any Restricted Subsidiary owned by any Obligor and its other Restricted Subsidiaries may be sold as an entirety to any Person for a consideration at least equal to the fair market value thereof (as determined in good faith by such Obligor's Board of Directors), if (I) such Restricted Subsidiary being sold does not at that time own, directly or indirectly, (A) any Debt or stock or similar interests (or warrants, rights or options to acquire stock or similar interests) in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety as permitted by this proviso, or (B) any Debt of any Obligor, (ii) the assets of such Restricted Subsidiary represented by the equity interest to be so transferred are such that the sale of such assets would then be permitted by
Section 6.6 (in which case such amount of assets shall be considered and deemed a disposition of assets for the purposes of Section 6.6) and (iii) at the time of and immediately after the consummation of such transaction and after giving effect thereto, (1) no Default or Event of Default shall have occurred and be continuing and (2) the Obligors shall at such time be permitted to incur $1.00 of additional Funded Debt pursuant to Section 6.2(d).

                  6.6. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. No Obligor will, nor will any Obligor permit any of its Restricted Subsidiaries to, voluntarily liquidate or dissolve, or consolidate or merge with any other Person, or permit any other Person to consolidate or merge with it, or sell, lease, transfer or otherwise dispose of any of its assets to any other Person (other than in the ordinary course of business), except that, subject in any event to compliance with the last paragraph of this Section 6.6:

                  (a) any Obligor may consolidate or merge with any other Obligor;

                  (b) any Restricted Subsidiary may consolidate or merge with
         (i) any Obligor (if such Obligor shall be the continuing or surviving corporation), (ii) any other Restricted Subsidiary and (iii) any other corporation (if such Restricted Subsidiary shall be the continuing or surviving corporation);

                  (c) any Obligor may consolidate or merge with any other corporation if such Obligor shall be the continuing or surviving corporation;

                  (d) any Obligor and any Restricted Subsidiary may Sell, lease, transfer or otherwise dispose of its assets to any Obligor or any Restricted Subsidiary;

                  (e) any Obligor and any Restricted Subsidiary, in addition to making any gale, lease or other disposition permitted by the foregoing provisions of this Section 6.6, may sell, lease or otherwise dispose of any of its assets for a consideration at least equal to the fair value of such assets (as determined in good faith by the Board of Directors of such Obligor or Restricted Subsidiary) at the time of such sale or other disposition, but only if the proceeds of such proposed sale or other disposition, when added to the proceeds of all other sales or other dispositions of assets made by the obligors and their Restricted Subsidiaries as permitted by this clause (e) (including all deemed dispositions of assets pursuant to Section 6.5) during the period of twelve months ending on (and including) the date of such proposed sale or other disposition, shall not exceed 10% of Total Capitalization as at the end of the most recently completed fiscal year of the Obligors.

                  No consolidation, merger, sale, lease or other disposition shall be permitted under this Section 6.6 unless at the time of and immediately after giving effect to any such consolidation, merger, sale, lease or other disposition, (1) no Default or Event of Default shall have occurred and be continuing and (2) the Obligors shall be permitted to incur $1.00 of additional Funded Debt pursuant to Section 6.2(d).

                  6.7. INVESTMENTS, ETC. No Obligor will, and no Obligor will permit any of its Restricted Subsidiaries to, directly, or indirectly through a Restricted Subsidiary or otherwise, make or own any Investment, except:

                  (a) the Obligors and their Restricted Subsidiaries may make and own Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or by any agency thereof which in the case of the latter are supported by the full faith and credit of the United States of America ("GOVERNMENT OBLIGATIONS"), in each case having a maturity not in excess of one year from the date of acquisition thereof; (ii) commercial paper maturing not later than one year from the date of creation thereof of Chemical Bank or of corporations organized under the laws of the United States of America and having the rating of at least P-1 or A-1 or such other comparable rating by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"); (iii) demand deposit accounts with, or certificates of deposit or bankers' acceptances issued by, Chemical Bank or any commercial bank or additional Investments shall not at any time exceed $500,000; and

                  (g) in addition to the Investments permitted by the foregoing clauses (a) through (f) of this Section 6.7, the Obligors and their Restricted Subsidiaries may make and own Investments which are made pursuant to, and within the limitations specified in, Section 6.8 (any such Investment so made being referred to as a "RESTRICTED INVESTMENT").

For all purposes of this Section 6.7, Investments owned by any Person at the time it becomes a Restricted Subsidiary shall be deemed to be made at such time.

                  6.8. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. (a) The Obligors will not directly, or indirectly through a Restricted Subsidiary or otherwise, declare, order, pay, make or set apart any sum or property for any Restricted Payment, and the Obligors will not and will not permit any Restricted Subsidiary to make any Restricted Investment, in each case unless both at the time of the proposed action and immediately after giving effect thereto

                  (i) no condition or event shall exist which constitutes a Default or an Event of Default,

                  (ii) the aggregate amount of (1) all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, made or set aside by the Obligors, during the period (taken as one accounting period) from and including the Closing Date to and including the date of such proposed action (the "RESTRICTED PAYMENT DATE"), PLUS (2) the aggregate unliquidated amount, computed in accordance with GAAP, of all Restricted Investments of the Obligors and their Restricted Subsidiaries made from the Closing Date through the Restricted Payment Date and outstanding on the Restricted Payment Date and all commitments for such Restricted Investments by any of the Obligors and their Restricted Subsidiaries outstanding on the Restricted Payment Date shall not exceed the sum of (x) $1,000,000, plus (y) Adjusted Consolidated Net Income for the period beginning after September 30, 1989 and ending on the Restricted Payment Date;

PROVIDED, HOWEVER, that notwithstanding the limitations set forth in the foregoing provisions of this Section 6.8(a), so long as no Default or Event of Default shall have occurred and be continuing:

                  (A) the Obligors may make Restricted Payments during the fiscal years ending December 31, 1989 and December 31, 1990 consisting solely of dividends not in excess of $12,500,000 in the aggregate paid to JBK as contemplated by Section 1.4(a); and

                  (B) any Obligor may make Restricted Payments during (or within 288 days after the close of) any taxable year of such Obligor during which it is an S Corporation to the holder or holders of shares of capita:. stock of such Obligor in an aggregate amount not to exceed an amount equal to x where: (i) x = A x B; (ii) A = the net aggregate amounts of income, Toss, deduction or credit (after converting for computation purposes the amount of each such credit to a deduction item by dividing such amount by B) of such Obligor for such taxable year required to be taken into account by such holder or holders of shares for federal income tax purposes under Section 1366(a) of the Code; and (iii) B m the highest marginal federal individual income tax rate generally applicable to individuals at the end of such taxable year (the "FEDERAL TAX RATE"), plus an amount (stated as a percentage) equal to (1) the highest marginal state individual income tax rate generally applicable to individuals in the Applicable State multiplied by (2) 1 minus the Federal Tax Rate (any such Restricted Payment described in this clause (B) being herein referred to as an "S CORPORATION DISTRIBUTION"); PROVIDED that, the maximum amount of S Corporation Distributions permitted to be made by any Obligor pursuant to this clause (B) in respect of any taxable year of such Obligor shall not exceed the regular federal corporate income tax (as opposed to the federal alternative minimum tax) and the state income and franchise tax which would have been payable by such Obligor with respect to its taxable income, if any, for such taxable year if such Obligor had been a C Corporation for such taxable year and for all prior taxable years (such amount of federal and state income and franchise tax so payable to be computed by taking into account all applicable deductions and credits (other than the minimum tax credit allowed under Section 53 of the Code) including, without limitation, any net operating loss deduction). For purposes of this
Section 6.8, "Applicable State" shall mean the state amongst all states in which any shareholder resides at the end of the applicable taxable year which maintains the highest maximum marginal state and individual income tax rate generally applicable to individuals.

                  (b) For the purposes of this Section 6.8, the amount involved in any Restricted Payment directly or indirectly declared, ordered, paid or made or set apart in property, and the amount of any Restricted Investment made through the transfer of property, shall be the greater of the fair market value of such property (as determined in good faith by the Board of Directors of the applicable Obligor or Restricted Subsidiary) and the net book value thereof on the books of the applicable Obligor or Restricted Subsidiary, as the case may be (determined in accordance with GAAP), on the date such Restricted Payment is declared, ordered, paid, made or set apart or such Restricted Investment is made or obligated to be made.

                  6.9. NATURE OF BUSINESS. No Obligor will and no Obligor will permit any of its Restricted Subsidiaries to engage in any line of business in which it is not currently engaged if as a result thereof the business of the Obligors and their Restricted Subsidiaries taken as a whole would be substantially different from what it was at the date of this Agreement, as described in the Memorandum.

                  6.10. PAYMENT OF NOTES; MAINTENANCE OF BOOKS AND OFFICE; FISCAL YEAR. The Obligors will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with the terms of the Notes and this Agreement. Each Obligor will, and will cause each of its Restricted Subsidiaries to, maintain a system of accounting established and administered in accordance with generally accepted accounting principles at the time in effect, keep proper books of record and account in which, in all material respects, full, true and correct entries are made of its business transactions, and set aside appropriate reserves, all in accordance with generally accepted accounting principles at the time in effect. Kroll will maintain its principal office and primary data base and systems at a location in the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon it, and will notify, in writing, each holder of a Note of any change of location of such office; and such office shall be maintained at 900 Third Avenue, New York, New York

10022 until such time as Kroll shall so notify the holders of the Notes of any such change. Each Obligor will have the same fiscal year for accounting purposes as the other Obligors at all times.

                  6.11. CORPORATE EXISTENCE; PAYMENT OF TAXES; MAINTENANCE OF PROPERTIES; INSURANCE; COMPLIANCE WITH LAWS; MAINTENANCE OF PATENTS, ETC. Each Obligor will, and will cause each of its Restricted Subsidiaries to:

                  (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (except as otherwise permitted by Section 6.6) and its licenses, rights (charter and statutory) and franchises, except that, subject to compliance with Sections 6.5 and 6.6, the licenses, rights and franchises of any Obligor or any Restricted Subsidiary may be abandoned, modified, or terminated if in the good faith judgment of the Board of Directors of such Obligor such abandonment, modification or termination is in the best interest of such Obligors, does not impair the ability of the Obligors to make payment on the Notes and is not otherwise materially disadvantageous to the holders of the Notes;

                  (b) pay and discharge or cause to be paid and discharged when due (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property (real, personal or mixed), or upon any part thereof, and (ii) all lawful claims of landlords, carriers, warehousemen, mechanics, materialmen and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien upon any of its property; PROVIDED, HOWEVER, that the failure of any Obligor or any Restricted Subsidiary to pay any such tax, assessment, charge, levy or claim shall not constitute a default hereunder if and for so long as the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate and timely actions or proceedings diligently pursued, and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and neither any such Obligor's nor any Restricted Subsidiary's title to or right to the use of any property which is material to the business of the Obligors and their Restricted Subsidiaries, taken as a whole, is impaired in any material respect by reason of such contest;

                  (c) maintain and keep, or cause to be maintained and kept, in good repair and working order (ordinary wear and tear excepted) all material properties used or useful in the business of the Obligors and their Restricted Subsidiaries, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereof so that the business carried on in connection therewith may continue to be conducted consistent with industry standards;

                  (d) keep adequately insured, by financially sound and reputable insurers, all of its property of a character usually insured against by prudent corporations engaged in the same or a similar business and similarly situated against loss or damage of the kinds and in amounts customarily insured against by such corporations and with deductibles or co-insurance no greater than is customary, and carry, with such insurers in customary amounts and with deductibles or coinsurance no greater than is customary, such other insurance, including public liability insurance and liability insurance against claims for any violation of applicable law, as is usually carried by prudent corporations of established reputation engaged in the same or a similar business and similarly situated;

                  (e) comply in all material respects with all applicable lawful statutes, regulations and orders of, and all applicable lawful restrictions imposed by, any court, arbitrator or Governmental Body, in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable statutes, regulations and orders relating to equal employment opportunities or environmental standards or controls), noncompliance with which could reasonably be expected to have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Obligors and their Restricted Subsidiaries, taken as a whole, except such as are being contested in good faith by appropriate and timely proceedings diligently conducted, and for which such reserve or other appropriate provision, if any, as shall be required by applicable generally accepted accounting principles at the time in effect shall have been made so long as neither any Obligor's nor any Restricted Subsidiary's title to or right to the use of any property which is material to the business of the Obligors and their Restricted Subsidiaries, taken as a whole, is impaired in any material respect by reason such contest; and

                  (f) maintain the validity of all patents, trademarks, service marks, trade names, copyrights and the like necessary in any material respect for the conduct of the business of the Obligors and their Restricted Subsidiaries, taken as a whole, as now conducted and as proposed to be conducted.

                  6.12 PHANTOM PLAN. The Obligors will not enter into or otherwise permit any oral or written amendment of or supplement to the Phantom Plan which would have the effect of materially accelerating the payment of a material amount of cash to any participant in such Phantom Plan.

                  6.13 PURCHASE OF NOTES UPON CHANGE OF CONTROL. Upon the occurrence of any Change of Control, the Obligors shall give written notice thereof to each holder of an outstanding Note, which notice shall contain (a) an offer by the Obligors to purchase, on a date (the "Purchase Date") occurring not more than 60 days and not less than 45 days after the date of such notice, all Notes held by each such holder at a price equal to 100% of the principal amount thereof outstanding, together with interest accrued thereon to the Purchase Date plus, if the Change of Control is of the type specified in clause (iii) of the definition thereof, the Special Premium, and (b) a specific description of the events constituting such Change of Control. Said offer shall be deemed to lapse as to any such holder which has not replied affirmatively thereto in writing to Kroll within 30 days of the receipt of such notice. In the event that the Obligors shall purchase any Notes pursuant to this Section 6.13, the same shall thereafter be cancelled and not reissued and shall not be deemed outstanding for any purpose of this Agreement.

                  For the purposes of this Section 6.13, a "CHANGE OF CONTROL" shall be deemed to occur if (i) JBK (or, subsequent to JBK's death, Lynn Kroll and the immediate lineal descendants of JBK) and the Managing Directors shall own or control (by virtue of a voting trust or similar arrangement) less than 51% of the Voting Stock of Kroll, or (ii) JBK (or, subsequent to JBK's death, Lynn Kroll and the immediate lineal descendants of JBK) shall own or control (by virtue of a voting trust or similar arrangement) less than 37% of the Voting Stock of Kroll, or (iii) more than 49% of the Voting Stock of Kroll shall be subject to any Lien or (iv) any shareholder of any Obligor shall pledge or otherwise create a Lien on any shares of stock of any Obligor if the obligation of such shareholder secured by such pledge or Lien shall be for the direct or indirect benefit of any Obligor, or
(v) at any time subsequent to JBK's death, less than a majority of the members of any executive committee or any other group responsible for the direction of the management policies of Kroll shall be composed of members of the Management Team; "MANAGING DIRECTORS" shall mean Charles E. Bohlen, Jr., Ernest Brod, David
C. Cook, Robert S. Dines, Don Doll, Bruce Dollar, John C. Gibbons, Patrick Grayson, Jerry Harrison, Thomas Helsby, John T. Horn, Brian Jenkins, Daniel Karson, William Kish, Robert J. McGuire, Thomas McKeon, Jerome J. Pomerance, Richard Post, David E. Rosenthal, Joseph Rosetti, Steven M. Rucker, Bart M. Schwartz, Arish Turle, Stephen E. Vale, Paul Zona and any other individual who shall be approved in writing by the holder or holders of at least 66-2/3 in aggregate unpaid principal amount of all Notes at the time outstanding; and "MANAGEMENT TEAM" shall mean Ernest Brod, John C. Gibbons, Patrick Grayson, Jerry Harrison, Thomas Helsby, Daniel Karson, Robert J. McGuire, Thomas McKeon, Jerome Pomerance, Richard Post, Joseph Rosetti, Bart M. Schwartz, Paul Zona and any other individual who shall be approved in writing by the holder or holders of at least 66-2/3 in aggregate unpaid principal amount of all Notes at the time outstanding.

                  7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the Obligors jointly and severally represents and warrants to you that:

                  7.1. ORGANIZATION AND AUTHORITY OF THE OBLIGORS. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement, to issue and sell the Notes and to perform its obligations under this Agreement and the Notes. Each Obligor has, by all necessary corporate action (all action of shareholders, if any, required therefor having been duly taken), duly authorized the execution and delivery of this Agreement and the Notes and the performance of its obligations under this Agreement (including, without limitation, the issuance, sale and delivery of the Notes) and the Notes.

                  7.2.  SUBSIDIARIES.  No Obligor has any Subsidiaries.

                  7.3. QUALIFICATION. Each Obligor is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its respective activities or the character of the properties it owns or leases makes such qualification or licensing necessary and where the failure to maintain such qualification or license would have a material adverse effect on the Obligors taken as a whole.

                  7.4. FINANCIAL STATEMENTS. There has been furnished to you a true and complete copy of the confidential offering memorandum relating to the Notes, dated September 1989 (the "MEMORANDUM"), prepared by Salomon Brothers Inc in connection with the offering of the Notes on behalf of the Obligors by Salomon Brothers Inc. The Memorandum correctly describes, as of its date, in all material respects, the business and material properties of the Obligors and the conduct of their operations. Included in the Memorandum are (i) summary historical financial information for the fiscal years ended March 31 in each of the years 1984 through 1988, the fiscal year ended December 31, 1988, and the six month periods ended June 30, 1988 and June 30, 1989, and (ii) the audited combined balance sheet, combined statement of income and retained earnings and combined statement of cash flows, and the unaudited supplementary information set forth in schedules 1 and 2 thereto, for Kroll, Kroll U.K. and H/K Environmental for the fiscal year ended December 31, 1988, accompanied by the reports thereon of Peat Marwick Main & Co. The Obligors have also provided to you complete and correct copies of an unaudited combined statement of income and equity and combined balance sheet for the Obligors for the six months ended June 30, 1988 and June 30, 1989. All financial statements (other than pro forma statements) included in the Memorandum or in the materials described in the preceding sentence, and all related schedules and notes, have been prepared in accordance with generally accepted accounting principles at the time in effect, in each case applied on a consistent basis throughout the periods specified (except for changes specifically noted therein), and present fairly the financial position of the corporation or corporations to which they relate as at the respective dates thereof and the results of operations of such corporation or corporations for the respective periods specified. The pro forma financial statements contained in the Memorandum were prepared based on assumptions which were reasonable at the time of such preparation and made in good faith, and, subject to certain variations from such assumptions which are not material, such assumptions remain reasonable as of the date hereof. Except as specifically described in the financial statements referred to in this Section 7.4 (or the Notes thereto), no Obligor has any material liabilities, contingent or otherwise.

                  7.5. CHANGES, ETC. Since December 31, 1988, there has been no change in the assets, liabilities or financial condition of any Obligor which has had, either in any one case or in the aggregate, a material adverse effect on the business, properties, operations, or condition (financial or otherwise) of any Obligor or of the Obligors taken as a whole.

                  7.6. TITLE TO PROPERTY. Each Obligor has good and marketable title to its real properties and good title to the other properties it purports to own, including those reflected in the most recent audited balance sheet referred to in Section 7.4 or purported to have been acquired by any Obligor after said date (other than properties disposed of in the ordinary course of business), subject in the case of all such property to no Liens other than those permitted by Section 6.3. Each Obligor enjoys peaceful and undisturbed possession under all leases of all personal and all real property under which it operates and which are required in any material respect in connection with the conduct of its business; and all such leases are valid and subsisting and in full force and effect and such Obligor is not in default in any material respect in the performance and observance of its obligations under any provisions thereof.

                  7.7. COMPLIANCE WITH OTHER INSTRUMENTS, ETC. No Obligor is in violation of any term or provision of its corporate charter or by-laws. No Obligor is in violation of any term or provision of any agreement, indenture, mortgage or instrument to which it is a party or by which it or any of its properties may be bound or affected, nor is it in violation of any existing law, governmental rule or regulation or any Order of any court, arbitrator or Governmental Body applicable to it (including, without limitation, any law, rule, regulation or Order relating to environmental protection, occupational health and safety standards, consumer protection, and equal employment practice requirements), the consequences of which violation, either in any one case or in the aggregate, could reasonably be expected to have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Obligors taken as a whole. Neither the execution and delivery of this Agreement and the Notes nor the consummation of the transactions contemplated hereby or thereby nor the performance of the terms and provisions hereof or thereof will result in any breach of, or constitute a default under, or result in (or require) the creation of any Lien in respect of any property of any Obligor under, any agreement, indenture, mortgage, instrument, corporate charter or by-law to which such Obligor is a party or by which such Obligor or any of its properties may be bound or affected (other than the agreements listed as Items 1 and 2 on Schedule IX, evidencing Debt of the Obligors to Marine Midland Bank N.A., which Debt will be paid in full, and which agreement will be terminated, on the closing Date), or violate any existing law, governmental rule or regulation or any Order of any court, arbitrator or Governmental Body applicable to such Obligor. No Obligor is a party to or bound by any instrument or agreement which contains any restriction on the incurrence by such Obligor of any Debt other than (a) this Agreement and
(b) the agreements listed as Items 1 and 2 on Schedule XX, evidencing Debt of the Obligors to Marine Midland Bank N.A., which Debt will be paid in full, and which agreement will be terminated, on the closing Date.

                  7.8. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required on the part of any obligor for the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including the offer, issuance, sale and delivery by the Obligors of the Notes, or for the fulfillment of, or compliance by the Obligors with, the terms and provisions of this Agreement and the Notes.

                  7.9. LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any of its properties (or any basis therefor known to any Obligor) in any court or before any arbitrator of any kind or before or by any Governmental Body, which question the validity of this Agreement or the Notes or any action taken or to be taken pursuant thereto or which are reasonably likely to result, either in any one case or in the aggregate, in an impairment of the ability of any Obligor to perform its obligations under this Agreement or the Notes, or in a material adverse change in the business, operations, properties or condition (financial or otherwise) of any obligor or of the Obligors taken as a whole.

                  7.10. PATENTS, TRADEMARKS, AUTHORIZATIONS, ETC. The Obligors own, possess or have the right to use (without any known conflict with the rights of others) all franchises, patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of the business of the obligors, taken as a whole. Each such franchise, patent, trademark, service mark, trade name, copyright, license and authorization is in full force and effect, and, in the case of each such franchise, patent, trademark, service mark, trade name, copyright, license and authorization, the applicable Obligor (whichever shall own, possess or have the right to use the same), has fulfilled and performed all of its material obligations with respect thereto. No default in the performance or observance by any obligor of its obligations thereunder has occurred (and, so far as is known to the Obligors no other event has occurred) which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such franchise, patent, trademark, service mark, trade name, copyright, license and authorization or which materially adversely affects or in the future may (so far as any Obligor can now reasonably foresee) materially adversely affect the rights of any Obligor in respect thereof.

                  7.11. TAXES. Each Obligor has filed all tax returns which are required by law to have been filed by it and has paid all taxes, assessments, fees and charges of each Governmental Body shown to be due and payable on such returns to the extent the same have become due and payable and before they have become delinquent other than those presently payable without penalty or interest and those being contested in good faith by appropriate proceedings with respect to which adequate reserves have been established in accordance with GAAP. The Federal income tax returns of the Obligors have been examined and reported on by the taxing authorities or closed by applicable statute for all fiscal years through the fiscal year ended March 31, 1995. No Obligor knows of any additional assessment or proposed assessment for any such fiscal year which would be material to any Obligor. In the opinion of the obligors all tax liabilities of the Obligors are adequately provided for on the books of the Obligors in accordance with GAAP.

                  7.12. COMPLIANCE WITH ERISA. No Employee Pension Benefit Plan has had an accumulated funding deficiency (as such term is defined in Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) as of the last day of any of the five most recent fiscal years of such Employee Pension Benefit Plan heretofore ended. No liabilities, which are in the aggregate material and which have not heretofore been satisfied, to the Pension Benefit Guaranty Corporation

(other than required insurance premiums, all of which, to the extent due and payable, have been paid) have been or are reasonably expected by the Obligors to be incurred with respect to any Plan by any Obligor and there has not been any reportable event within the meaning of ERISA, or any other event or condition, which presents a material risk of termination of any Plan by the Pension Benefit Guaranty Corporation. Neither any Obligor nor any Commonly Controlled Entity (determined, for this purpose only, solely with respect to current Commonly Controlled Entities, a "CURRENT COMMONLY CONTROLLED ENTITY") currently maintains or contributes to any multiemployer plan (as such term is defined in Section 4001(a)(3) of ERISA) and neither any Obligor nor any Current Commonly Controlled Entity has incurred, or reasonably expects to incur, any liability with respect to any multiemployer plan. Neither the Department of Labor, the Internal Revenue Service nor any other Governmental Body has determined that any Employee Pension Benefit Plan or any trust created thereunder, or any trustee or administrator thereof, has engaged in a prohibited transaction as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, that could subject any such Employee Pension Benefit Plan, trust, trustee, administrator, any Obligor or any Commonly Controlled Entity to any tax or penalty on prohibited transactions imposed under said Section 4975 of the Code or Section 502(i) of ERISA, and no Obligor is aware of any facts that would constitute one or more such prohibited transactions which could reasonably be expected to result, in the aggregate, in any material liability of the Obligors taken as a whole. Neither the execution, delivery or performance by the Obligors of this Agreement nor the issuance and sale by the Obligors and the purchase by you and the Other Purchaser of the Notes as contemplated hereby will involve any prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA. The representation by the Obligors in the immediately preceding sentence is made in reliance upon and subject to the accuracy of the representation made by you and the Other Purchaser in Section 1.6 of this Agreement and is expressly conditioned thereupon.

                  7.13. PRIVATE OFFERING. Neither any Obligor nor Salomon Brothers Inc (the only Person authorized or employed by the Obligors to act on their behalf in connection with the offer and sale of the Notes or any similar securities of the Obligors) has offered the Notes or any similar securities of any Obligor for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchaser and 19 other institutional investors, each of which was offered the Notes at private sale for investment. Neither any Obligor nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

                  7.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Obligors will apply the proceeds of the sale of the Notes hereunder as provided in Section
1.4. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207, as amended), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224, as amended) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220, as amended). No Debt being reduced or retired out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any margin stock within the meaning of such Regulation G or any "security that is publicly held" within the meaning of such Regulation T, and no Obligor owns or has any present intention of acquiring directly or indirectly any such margin stock or any such security that is publicly held to the extent of 25% or more of its assets. Not more than 25% of the assets of any Obligor consists on the date hereof of any such margin stock. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes hereunder) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, said Regulation G, Regulation T and Regulation X.

                  7.15. EXISTING DEBT; INVESTMENTS. Schedule II correctly lists all Debt of the Obligors outstanding on the date hereof for or in respect of borrowed money or the deferred purchase price of property and all Capital Lease Obligations of the Obligors and shows, as to each item of Debt listed thereon, the obligor and obligee, the aggregate principal amount outstanding on the date of such Schedule, whether the same constitutes Funded Debt, whether the same will be repaid on the Closing Date and a brief description of any security therefor. No default or event of default or basis for acceleration exists or, after giving effect to the issuance and sale of the Notes pursuant to this Agreement, will exist under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to any such Debt. Schedule III correctly lists all Investments of the Obligors (other than those permitted under Section 6.7(a)) outstanding on the date hereof.

                  7.16. STATUS UNDER CERTAIN STATUTES. No Obligor is an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Obligor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  7.17. LABOR MATTERS. There are no labor disputes between any Obligor and any of its employees or representatives of such employees which in the aggregate might materially adversely affect the business, operations, properties or condition (financial or otherwise) of such Obligor and each Obligor is in compliance with all applicable laws respecting employment and employment practice, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice.

                  7.18. DISCLOSURE. This Agreement, the Memorandum, the financial statements referred to in Section 7.4 and the other documents, certificates and instruments delivered to you by or on behalf of any Obligor in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to any Obligor which would reasonably be expected to have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Obligors taken as a whole which has not been set forth or reflected in this Agreement, the Memorandum, the financial statements referred to in Section 7.4, or in the other documents, certificates and instruments referred to herein and delivered to you by or on behalf of the Obligors in connection with the transactions contemplated by this Agreement.

                  8. EVENTS OF DEFAULT; REMEDIES.

                  8.1. EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any of the following conditions or events (each herein called an "EVENT OF DEFAULT") shall occur and be con-tinuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administrative order, action or otherwise):

                  (a) default shall be made in the due and punctual payment of all or any part of the principal of or premium (if any) on any Note when and as the same shall become due and payable, whether on a date fixed for prepayment, at stated maturity, by acceleration or declaration, or otherwise; or

                  (b) default shall be made in the payment of any interest on any Note when and as such interest shall become due and payable, and such default shall have continued for a period of seven (7) days; or

                  (c) default shall be made in the performance or observance of any covenant, agreement or condition contained in Section 4(g) or any of Section 6.1, 6.2, 6.3, 6.6, 6.7, 6.8 or 6.13; or

                  (d) default shall be made in the performance or observance of any other covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of 30 days after any Obligor shall have obtained knowledge of such default; or

                  (e) default shall be made in the payment of any part of the principal of, the premium (if any) or the interest on, or any other payment of money due under, any Debt in respect of borrowed money (including, without limitation, Capital Leases and Guarantees) of any Obligor or any Restricted Subsidiary, beyond any period of grace provided with respect thereto, or default shall be made in the performance or observance of any other agreement, term or condition contained in any documents evidencing or securing any such Debt or in any agreement under which any such Debt was issued or created, in each case, if either (i) the effect of such default is to cause or to permit the holders of any such Debt (or a trustee on behalf of such holders) to cause any payment or payments in respect of such Debt aggregating more than $500,000 to become due prior to the scheduled due dates thereof or (ii) the effect of such default is to cause or to permit the holders of any such Debt (or a trustee on behalf of such holders) to elect a majority of the Board of Directors of such Obligor or a majority of the board of directors of such Restricted Subsidiary;

                  (f) any Obligor or any Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) generally fail or admit in writing its inability to pay its debt as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to, or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vii) take any action under the laws of any jurisdiction analogous to any of the foregoing; or

                  (g) a proceeding or case shall be commenced in respect of any Obligor or Restricted Subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 60 days; or

                  (h) final judgment or judgments for the payment of money shall be rendered by a court of competent jurisdiction against any Obligor or any Restricted Subsidiary which, when taken together with all other final judgments against the Obligors and their Restricted Subsidiaries, are in excess of $500,000 in the aggregate and the same shall not be discharged, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Obligor or such Restricted Subsidiary, as the case may be, shall not, within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) any representation or warranty made by any Obligor in this Agreement or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall prove to have been false or incorrect or breached in any material respect on the date as of which made; or

                  (j) either (i) any Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412 of the Code, and, in either case, the amount of any such funding deficiency (determined without regard to any such waiver) shall exceed $500,000, or (ii) any Plan shall become the subject of termination proceedings under Section 4041(c) or 4042 of ERISA, or (iii) any Obligor or any Commonly Controlled Entity shall withdraw from a Multiemployer Plan or a multiple employer plan (within the meaning of Section 4063(a) of ERISA) or any Multiemployer Plan or multiple employer plan shall be terminated, in either case so as to present the risk, considered in the aggregate for all such plans, of a liability of any Obligor or Commonly Controlled Entity, or any combination thereof, which, stated in its present value equivalent at the date of such termination or withdrawal (using a discount rate which, at such time, is reasonable), shall exceed $500,000; or

                  (k) JBK shall become the majority shareholder of any Person which is in a line of business substantially similar to the business of any Obligor and such Person does not, within 60 days of JBK's acquisition of such ownership interest, become a party to' this Agreement and an obligor under the Notes by (i) execution and delivery of an agreement, in form and substance satisfactory to the holders of the Notes, pursuant to which such Person agrees to be bound by all of the terms and provisions of this Agreement and the Notes as though such Person was an original party hereto and an original issuer thereof and was included in the definition of "Obligor" as used herein and (ii) if requested by the holders of the Notes, execution and delivery of replacement Notes including such Person as an issuer thereof with the existing Obligors, to be substituted for the existing Notes; or

                  (l) JBK shall not have established, prior to the one year anniversary of the Closing Date, an estate plan which (i) ensures the orderly transition of JBK's ownership interests in the Obligors to his estate, (ii) addresses any significant liquidity issues arising therefrom and (iii) has been approved in form and substance by the Purchasers (which approval shall not be unreasonably withheld);

then (i) upon the occurrence on any date of any Event of Default described in clause (f) or (g) of this Section 8.1 with respect to any Obligor, the unpaid principal amount of all Notes, together with the interest accrued thereon (which interest shall be deemed matured), shall automatically become immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other requirements of any kind, all of which are hereby expressly waived by the Obligors, or (ii) during the continuance of any other Event of Default, the holder or holders of at least 66 2/3% of the unpaid principal amount of the Notes at the time outstanding may, by written notice to the Agent, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon (which interest shall be deemed matured), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Obligors.

                  8.2. DEFAULT REMEDIES. If any Event of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or under this Agreement or to enforce any other legal or equitable right available to the holder of such Note. Each Obligor covenants that, if the Obligor shall default in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including, without limitation, reasonable counsel fees and disbursements. The obligations of each Obligor pursuant to the immediately preceding sentence shall survive the payment in full of the Notes.

                  8.3. REMEDIES CUMULATIVE. No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  8.4. REMEDIES NOT WAIVED. No course of dealing between the Obligors and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of any Note.

                  8.5. ANNULMENT OF ACCELERATION OF NOTES. If notice is delivered pursuant to Section 8.1 by any holder or holders of the requisite principal amount of the Notes, then and in every such case, the holders of at least 75% in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any Obligor, any Restricted Subsidiary and any Affiliates thereof) may, by written instrument filed with Kroll, rescind and annul such declaration and the consequences thereof; PROVIDED, HOWEVER, that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of principal, premium, if any, and interest upon all of the Notes and all other sums payable under the Notes and under this Agreement (including costs and expenses of the holders incurred in connection with such notice under Section 8.1 and the exercise of remedies under Section 8.2, but excluding any principal, interest or premium on the Notes which has become due and payable by reason of such notice under Section 8.1) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 12 or otherwise made good or cured;

and PROVIDED, FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                  9. DEFINITIONS AND CONSTRUCTION.

                  9.1. DEFINED TERMS. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings met forth below whenever used in this Agreement:

                  ADJUSTED CONSOLIDATED NET INCOME: for any period, the sum of
(a) for each Obligor which, during one or more periods occurring within such period of determination, was an S Corporation, 75% (or minus 100% in the case of a deficit) of the Net Income of such Obligor and its Restricted Subsidiaries for all such periods, PLUS (b) for each Obligor which, during one or more periods occurring within such period of determination, was not an S Corporation, 50% (or minus 100% in the case of a deficit) of the Net Income of such Obligor and its Restricted Subsidiaries for all such periods.

                  AFFILIATE: with respect to any designated Person, any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such designated Person, (b) which beneficially owns or holds 5% or more of the shares of any class of Voting Stock of such designated Person or (c) 5% or more of any class of the Voting Stock of which is beneficially owned or held by such designated Person; PROVIDED, that, in no event shall an Obligor or a Restricted Subsidiary be deemed to be an Affiliate of any other Obligor or Restricted Subsidiary. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

                  BOARD OF DIRECTORS: when used with reference to any Obligor or Restricted Subsidiary, the Board of Directors of such Obligor or Restricted Subsidiary or a duly authorized committee of directors lawfully exercising the relevant powers of such Board.

                  BUSINESS DAY: any day other than a Saturday, Sunday or any other day on which commercial banks are authorized by law to be closed in New York, New York.

                  CAPITAL LEASE: as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet or in the notes thereto of such Person, other than, in the case of any Obligor or a Restricted Subsidiary, any such lease under which such Obligor or such Restricted Subsidiary is the lessor.

                  CAPITAL LEASE OBLIGATION: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee (or the notes thereto) in respect of such Capital Lease.

                  CASH: with respect to any Obligor, as at any date, the sum of all funds of such Obligor and its Restricted Subsidiaries held in demand deposit accounts on such date, PLUS all Investments of such Person and its Restricted Subsidiaries of the character described in Section 6.7(a).

                  CHANGE OF CONTROL: as defined in Section 6.13.

                  CLOSING: as defined in Section 1.3.

                  CLOSING DATE: as defined in Section 1.3.

                  CODE: as defined in Section 7.12.

                  COMMISSION: shall mean the Securities and Exchange Commission and any other similar or successor agency of the Federal government administering the Securities Act.

                  COMMONLY CONTROLLED ENTITY: a Person which is, or was at the time of any event which gives rise to any potential liability of any Obligor under ERISA or the Code, (i) under common control with any Obligor within the meaning of Section 414(c) of the Code, (ii) in the same controlled group of corporations as any Obligor within the meaning of Section 414(b) of the Code or
(iii) a member of the same affiliated service group as any Obligor within the meaning of Sections 414(m) or (o) of the Code.

                  CONSOLIDATED CURRENT ASSETS: the current assets of the Obligors and their Restricted Subsidiaries, determined in accordance with GAAP on a combined and consolidated basis.

                  CONSOLIDATED CURRENT DEBT: as at any date of determination, the aggregate principal amount of all Current Debt of the Obligors and their Restricted Subsidiaries outstanding on such date, determined in accordance with GAAP on a combined and consolidated basis, after eliminating all intercompany items.

                  CONSOLIDATED CURRENT LIABILITIES: the current liabilities of the Obligors and their Restricted Subsidiaries, determined in accordance with GAAP on a combined and consolidated basis, including, without duplication, Debt incurred under revolving credit agreements with one or more commercial banks.

                  CONSOLIDATED EARNINGS AVAILABLE FOR CONSOLIDATED FIXED
CHARGES: for any period, Consolidated Net Income for such period plus the net amount deducted in the determination thereof for Consolidated Fixed Charges, taxes on income or profit and the non-cash portion of the Phantom Plane.

                  CONSOLIDATED FIXED CHARGES: for any period, the sum of (i) all interest paid or payable by the Obligors and their Restricted Subsidiaries during such period in respect of Debt (including, without limitation, imputed interest on Capital Lease Obligations) outstanding during such period, using the applicable interest rates in effect on the date of such determination and giving effect to all applicable principal amortization schedules, PLUS (ii) all Rental Obligations paid or payable by the Obligors and their Restricted Subsidiaries during such period (in each case combined and consolidated in accordance with GAAP).

                  CONSOLIDATED MODIFIED WORKING CAPITAL: at any date of determination thereof, Consolidated Current Assets minus the aggregate amount of Cash on hand of the Obligors and their Restricted Subsidiaries MINUS Consolidated Current Liabilities.

                  CONSOLIDATED NET INCOME: for any period, the Net Income of all of the Obligors for such period, combined and consolidated in accordance with GAAP, after eliminating all intercompany items and making appropriate deductions for outside minority interests.

                  CONSOLIDATED OPERATING CASH FLOW: for any period, Consolidated Net Income for such period plus the net amount deducted in the determination thereof for taxes on income or profit, all interest paid or payable by the Obligors and their Restricted Subsidiaries during such period in respect of Debt (including, without limitation, imputed interest on Capital Lease Obligations) outstanding during such period, using the applicable interest rates in effect on the date of such determination and giving effect to all applicable principal amortization schedules, and the non-cash portion of the Phantom Plan, all combined and consolidated in accordance with GAAP.

                  CONSOLIDATED SENIOR FUNDED DEBT: as at any date of determination, the aggregate principal amount of all Senior Funded Debt of the Obligors and their Restricted Subsidiaries outstanding on such date, determined in accordance with GAAP on a combined and consolidated basis, after eliminating all intercompany items.

                  CONSOLIDATED TANGIBLE NET WORTH: as of any date of determination of the amount thereof, the excess of

                  (a) the sum of the amounts which would, in accordance with GAAP, appear on a combined balance sheet of the Obligors and their Restricted Subsidiaries as of such date (after exclusion of outside minority interests in such Restricted Subsidiaries), as (i) the par value (or value stated on the books of the applicable Person) of the capital stock of all classes, PLUS (or MINUS in the case of a deficit)
         (ii) capital surplus and retained earnings,

         OVER

                  (b) the sum of (A) the aggregate amount which would, in accordance with GAAP, appear on such balance sheet in respect of all treasury stock, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges, noncompetition agreements and all other assets which under GAAP are deemed intangible (but in any event excluding the unallocated purchase price of any business acquired) PLUS (B) 50% of the excess of the unallocated purchase price over the underlying equity of any business acquired.

                  CONSOLIDATED TOTAL FUNDED DEBT: as at any date of determination, the aggregate principal amount of all Funded Debt of the Obligors and their Restricted Subsidiaries outstanding on such date, determined in accordance with GAAP on a combined and consolidated basis, after eliminating all intercompany items.

                  CURRENT DEBT: as to any Person, as at any date, all Debt of such Person for borrowed money other than any such Debt which constitutes Funded Debt as of such date, but excluding any fixed or contingent payments maturing or required to be made not more than one year after such date in respect of the principal and premium, if any, on any Funded Debt.

                  CURRENT DEBT INCURRENCE DATE: as defined in Section 6.2(e).

                  DEBT: as applied to any Person shall mean, without duplication, (a) all debt of such Person for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) or debt evidenced by bonds, debentures, notes or similar instruments, (b) any obligation of such Person for all or any part of the purchase price of property or other assets or services or for the cost of property or other assets constructed or of improvements (excluding, however, all trade accounts payable), (c) any obligation secured by any Lien on the properties, assets or revenues of such Person, (d) any Capital Lease Obligation of such Person, (e) any amount accrued as a liability on such Person's balance sheet in respect of the Phantom Stock Plan or any other longer-term compensation of management personnel, and (f) any Guaranty by such Person of or with respect to Debt of another Person. In determining the Debt and assets of any Person, no effect shall be given to deposits, trust arrangements or similar defeasance arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable.

                  DEFAULT: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

                  ELIGIBLE PURCHASER: any of the following Persons: (a) any bank, trust company or national banking association, or any affiliate thereof, acting for its own account or in a fiduciary capacity, (b) any insurance company, (c) any pension or retirement trust or fund for which any bank, trust company or national banking association or investment advisor registered under the Investment Advisors Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having funds of at least $50,000,000, (d) any investment company, as defined in the Investment Company Act of 1940, as amended, (e) the United States Federal or any state or local government, any public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds, or (f) any commercial finance company which has (or the corporate parent of which has) assets of at least $50,000,000 and which regularly makes investments similar in character to the Notes; PROVIDED that, in any such case, no more than 5% of the outstanding Voting

Stock of such Person is owned directly or indirectly by any individual.

                  EMPLOYEE PENSION BENEFIT PLAN: each of the employee pension benefit plans, other than Multiemployer Plans, maintained or contributed to at any time by any Obligor or any Commonly Controlled Entity or any of their respective predecessors. As used in this definition, the term "employee pension benefit plan" shall have the meaning assigned to it in Section 3(2) of ERISA.

                  ERISA: as defined in Section 7.12.

                  EVENT OF DEFAULT: as defined in Section 8.1.

                  EXCHANGE ACT: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                  FUNDED DEBT: of any Person as of the date of determination thereof, all Debt of such Person which in accordance with GAAP would be classified on a balance sheet of such Person as of such date as long-term debt, and including in any event all Debt of such Person, whether secured or unsecured, having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, but including, in the case of all such Debt, payments in respect thereof (whether installment, serial maturity, or sinking fund payments or otherwise, required to be made less than one year after the date of creation thereof, and notwithstanding the fact that any or all of the amount thereof shall on such date be included in current liabilities of such Person).

                  FUNDED DEBT INCURRENCE DATE: as defined in Section 6.2(d).

                  GAAP: subject in any event to Section 9.2, generally accepted accounting principles as in effect on December 15, 1989 as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States on such date; PROVIDED, HOWEVER, that GAAP with respect to any corporation organized under the laws of a jurisdiction outside of the United States shall mean generally accepted accounting principles in effect on December 15, 1989 in the jurisdiction of organization of such corporation.

                  GOVERNMENTAL BODY: any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  GOVERNMENT OBLIGATIONS: as defined in Section 6.7(a).

                  GUARANTY: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such came if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the amount of the obligation guaranteed.

                  H/K ENVIRONMENTAL: as defined in the opening paragraph hereof.

                  INVESTMENT: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, or any Guaranty by such Person with respect to the Debt of any other Person, including all Debt and accounts receivable from such other Person which are not current assets or did not arise from transactions with such other Person in the ordinary course of business In computing the amount involved in any Investment, (a) undistributed earnings of, and interest accrued in respect of Debt owing by, such other Person accrued after the date of such Investment shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person and (c) unrealized increases or decreases in value, or write-ups, write-downs or write-offs of Investments in such other Person shall be disregarded.

                  JBK: Jules B. Kroll.

                  KROLL: as defined in the introductory paragraph hereof.

                  KROLL/U.K.: as defined in the introductory paragraph hereof.

                  LEASE: with respect to any Person, a lease of real property having an unexpired term (including terms of renewal or extension at the option of the lessee or lessor, whether or not such option has been exercised), other than (a) any such lease under which such Person is the lessor and (b) a Capital Lease.

                  LIEN: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement which names such Person as debtor.

                  MEMORANDUM: as defined in Section 7.4.

                  MOODY'S: as defined in Section 6.7(a).

                  MULTIEMPLOYER PLAN: any employee pension benefit plan which constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which any Obligor or any Commonly Controlled Entity is making or accruing, or has made or accrued, an obligation to make contributions.

                  NET INCOME: for any period, for any Obligor, the net earnings (or net deficit) of such Obligor and its Restricted Subsidiaries for such period (taken as a cumulative whole) after deducting, without duplication, all operating expenses, interest expenses, rentals, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis after eliminating all intercompany items and deducting portions of income properly attributable to outside minority interests, if any, in any Restricted Subsidiary; PROVIDED, HOWEVER, that there shall be excluded:

                  (a) the proceeds of any life insurance policy;

                  (b) any gain arising from (i) the sale or other disposition not in the ordinary course of business of any assets (other than current assets) to the extent that the aggregate amount of the gain exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets, (iii) the acquisition of any securities evidencing, or the extinguishment under GAAP of, Debt of such Person or any Subsidiary of such Person or (iv) the termination of an employee benefit plan;

                  (c) any amount representing the interest of such Obligor or any such Restricted Subsidiary in the undistributed earnings of, and, for purposes of determining "CONSOLIDATED NET INCOME" as used in the definition of "ADJUSTED CONSOLIDATED NET INCOME" only, the undistributed losses of, any Person other than a Restricted Subsidiary of such Obligor or Restricted Subsidiary, as the case may be;

                  (d) any income or deficit, prior to the date of acquisition, of any Person acquired in any manner by such Obligor or any of its Restricted Subsidiaries;

                  (e) in the case of a successor to such Obligor or any of its Restricted Subsidiaries by consolidation or merger or a transferee of its assets, any earnings of, and, for purposes of determining "CONSOLIDATED NET INCOME" as used in the definition of "ADJUSTED CONSOLIDATED NET

         INCOME" only, any losses of, the successor or transferee corporation prior to the consolidation, merger or transfer of assets;

                  (f) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued during such period; PROVIDED, HOWEVER, that any such restoration to income shall be included in "CONSOLIDATED NET INCOME" as used in the definition of for "Adjusted Consolidated Net Income" only;

                  (g) any net income of any Restricted Subsidiary of such Obligor which for any reason is unavailable for the payment of dividends to such Obligor; and

                  (h) any items properly classified as extraordinary in accordance with GAAP.

                  NOTES: as defined in Section 1.1.

                  OBLIGOR AND OBLIGORS: as defined in the introductory paragraph hereof, and any Person who shall hereafter become an "Obligor" hereunder in accordance with the procedure set forth in Section 8.1(k).

                  OFFICERS' CERTIFICATE: when used with reference to any Obligor, a certificate executed on behalf of such Obligor by the Chairman of the Board of Directors (if an officer) of such Obligor or its President or one of its Vice Presidents and its Chief Financial Officer or its Treasurer or its Assistant Treasurer.

                  ORDER: any order, writ, injunction, decree, judgment, award, determination, direction or demand.

                  OTHER PURCHASER: as defined in Section 1.2.

                  OUTSTANDING: when used with reference to the Notes as of a particular time, all Notes theretofore issued as provided in this Agreement, except (a) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect of which replacement Notes have been issued, (b) Notes theretofore paid in full, and (c) Notes theretofore cancelled by the Obligors; PROVIDED, HOWEVER, that, for the purpose of determining whether holders of the requisite principal amount of the Notes have made or concurred in any waiver, consent, approval, declarations, notice or other communication under this Agreement, Notes owned by the Obligors or any Restricted Subsidiary or Affiliate thereof shall not be deemed to be outstanding.

                  PERSON: a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  PHANTOM PLAN: that certain Executive Incentive Compensation Plan of Kroll, adopted on December 15, 1989.

                  PLAN: an Employee Pension Benefit Plan which is or was at any time subject to Title IV of ERISA and in respect of which any Obligor or a Commonly Controlled Entity is or was an "employer" as such term is defined in
Section 3(5) of ERISA.

                  PUBLIC: as defined in the introductory paragraph hereof.

                  RENTAL OBLIGATIONS: the total amount (whether or not designated as rentals or additional rentals) payable by a lessee under any Lease during a specified period (exclusive of amounts so payable on account of maintenance, repairs, insurance, taxes, assessments and other similar charges) MINUS the net amounts received by such lessee under a sublease of all or any portion of the property covered by such Lease.

                  RESTRICTED INVESTMENT: as defined in Section 6.7(g).

                  RESTRICTED PAYMENT: any payment or the incurrence of any liability to make any payment, in cash, property or other assets (other than shares of any class of capital stock (but not preferred stock) of any Obligor or any Restricted Subsidiary) upon or in respect of any share of any class of capital stock of such Obligor, including, without limiting the generality of the foregoing, payments as dividends and payments (other than out of the net cash proceeds from the substantially concurrent sale of common shares of any Obligor and other than the repurchase by any Obligor of shares of its common stock) for the purpose of purchasing, retiring or redeeming any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock) or making any other distribution in respect of any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock).

                  RESTRICTED PAYMENT DATE: as defined in Section 6.8(a).

                  RESTRICTED SUBSIDIARY: any Person more than 80% of the Voting Stock of which is at the time owned by one or more Obligors and/or by one or more Restricted Subsidiaries.

                  S CORPORATION: as defined in Section 1361(a) of the Code.

                  S&P: as defined in Section 6.7(a).

                  SECURITIES ACT: the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  SENIOR FUNDED DEBT: as to any Person, as at any date, all Funded Debt of such Person that is not Subordinated Funded Debt as of such date.

                  SPECIAL PREMIUM: with respect to any purchase of any Note pursuant to Section 6.13 upon the occurrence of a Change of Control of the type referred to in clause (iii) of the definition thereof:

                  (a) if such Change of Control occurs on or before December 15, 1994 (the principal amount of any such Note so purchased being hereinafter referred to as the "PREPAID PRINCIPAL"), a premium equal to, as at any date of determination, the greater of (i) zero and (ii) the excess of:

                  (A) the sum of the respective present values as of the date such Special Premium becomes due and payable of:

                           (1) each prepayment of principal (if any) required to
                  be made with respect to such Prepaid Principal pursuant to
                  Section 3.1 during the remaining term to maturity of the Notes,

                           (2) the payment of principal balance required to be
                  made at final maturity with respect to such Prepaid Principal, and

                           (3) each payment of interest which would be required
                  to be paid during the remaining term to maturity of the Notes with respect to such Prepaid Principal from time to time outstanding,

         determined, in the case of each such required prepayment, principal payment at final maturity and interest payment, by discounting the amount thereof (on a semiannual basis) from the date fixed therefor back to the date such Special Premium becomes due and payable at the Reference Rate (assuming for such purpose that all such payments and prepayments of principal and payments of interest with respect to such Prepaid Principal were made when due pursuant to the terms thereof and hereof, and that no other payment or prepayment with respect to such Prepaid Principal was made),

         OVER

                  (B) the amount of such Prepaid Principal: and

                  (b) if such Change of Control occurs at any time on or after December 15, 1994, a premium equal to the premium which would be payable in respect of any optional prepayment of the Notes on the date of such Change of Control pursuant to Section 3.2(c).

For purposes of the foregoing definition, "REFERENCE RATE" shall mean a per annum rate equal to the sum of (x) 1.0%, plus (y) the Treasury Rate.

                  SUBORDINATED FUNDED DEBT: unsecured Funded Debt of any Obligor or any Restricted Subsidiary which is validly and effectively made subordinate and junior in right of payment to the Notes pursuant to subordination provisions contained in the instrument evidencing such Funded Debt or under which the same is outstanding, substantially in the form of Exhibit C, and to the terms of which the obligee under such Debt is bound.

                  SUBSIDIARY: any corporation more than 50% of the Voting Stock of which is at the time owned by any Obligor and/or by one or more Subsidiaries.

                  THIS AGREEMENT: this Note Purchase Agreement (together with the Schedules and Exhibits hereto), as from time to time amended, modified or supplemented in accordance with its terms.

                  TOTAL CAPITALIZATION: the sum of Consolidated Tangible Net Worth and Consolidated Total Funded Debt.

                  TREASURY RATE: for purposes of any determination of the Special Premium applicable in respect of the purchase of any Note in accordance with Section 6.13, the annual yield for United States Treasury securities having a term to maturity equal to the remaining Weighted Average Life to Maturity of the Notes, the annual yield as determined by reference to Federal Reserve Statistical Release H.15 (519) ("RELEASE H.15") published most recently prior to the third Business Day preceding the date such premium becomes due and payable, or, if Release H.15 is no longer published, such annual yield as determined, at the Obligors' expense, by an independent investment banking firm acceptable to the Obligors and the holder of such Note, PROVIDED that, if there shall be no actual United States Treasury security having a term to maturity equal to the Weighted Average Life to Maturity of such Notes, the annual yield for a United States Treasury security deemed to have such a term to maturity shall be interpolated on a basis consistent with the annual yields of other United States Treasury securities as determined by reference to Release H.15, or (if Release
H.15 is no longer published) as determined at the Obligors' expense by such an independent investment banking firm.

                  UNFUNDED CURRENT LIABILITY of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  VOTING STOCK: capital stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                  WEIGHTED AVERAGE LIFE TO MATURITY: as applied to any Debt at any date, shall mean the number of years (or portions of years) obtained by dividing (a) the then outstanding principal amount of such Debt into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

                  9.2. ACCOUNTING TERMS. Except as specifically provided herein, all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP and all computations made pursuant to this Agreement shall be made in accordance with GAAP. All balance sheets and other financial statements delivered pursuant to Section 4 shall be prepared in accordance with generally accepted accounting principles at the time in effect.

                  10. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.

                  10.1. REGISTRATION. Kroll will keep at its address for notices under Section 15.4 a register in which, at its expense, it will provide for the registration and transfer of the Notes. The Obligors and any agent of the Obligors may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of the principal of and premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue.

                  10.2. SALE AND ASSIGNMENT. No holder of a Note shall sell, transfer or assign any Note to any Person unless (i) such holder shall have given Kroll 45 days' advance written notice of its intention to sell such Notes and (ii) if such intended sale is to be to any Person other than an Eligible Purchaser, such holder first offers in writing to sell such Notes to Kroll at the price and on the terms that a bona fide prospective purchaser has offered to the selling holder. Such offer shall contain the identity of the prospective purchaser and the price, terms and conditions of the proposed sale. For sixty
(60) days following receipt of such offer, Kroll shall have the exclusive option to purchase, or to designate a third party to purchase, all, but not less than all, of such Note or Notes. If Kroll exercises its option, it or its designee shall consummate the purchase pursuant to the terms of such offer within such 60-day period. In the event that Kroll fails to exercise its option within such 60-day period, such holder may sell such Note or Notes to such prospective purchaser, but only at a price not less than the price specified in the foregoing offer and otherwise upon at least as favorable terms as were specified in the foregoing offer. If such sale is not consummated with such purchaser pursuant to such price and terms, the holder shall again comply with the foregoing provisions before selling the Note or Notes.

                  10.3. EXCHANGE OF NOTES. Whenever any Note or Notes shall be surrendered at the office of Kroll referred to in Section 10.1 for transfer or exchange, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder of such Note or such holder's attorney duly authorized in writing, the Obligors will execute and deliver in exchange therefor a new Note or Notes, in denominations of at least $500,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $500,000), am may be requested by such holder, in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered and made payable to and registered in the name of the Person or Persons requested by such holder. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange.

                  11. LOST, ETC. NOTES. Upon receipt by Kroll of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity in form satisfactory to it, or (if mutilated) upon surrender of such Note for cancellation, the Obligors will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note.

                  Notwithstanding the foregoing provisions of this Section, if any Note of which you or any other institutional holder is the owner is lost, stolen or destroyed, then your or such holder's written statement by an affidavit of an authorized officer as to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Obligors of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than your or such institutional holder's unsecured written agreement to indemnify the Obligors.

                  12. AMENDMENT AND WAIVER. (a) Any term, covenant, agreement or condition of this Agreement or of the Notes may, with the consent of the Obligors, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holder or holders of at least 66-2/3% in aggregate unpaid principal amount of all Notes at the time outstanding voting together; PROVIDED, HOWEVER, that

                  (i) no such amendment or waiver shall be effective prior to the Closing without the consent of you and the Other Purchaser,

                  (ii) no such amendment or waiver shall reduce the rate or extend the time of payment of interest on any of the Notes, or modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment or purchase thereof or reduce the percentage of holders of Notes required to approve any such amendment or effectuate any such waiver, without the consent of the holders of all the Notes then outstanding, and

                  (iii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

                  (b) Any amendment or waiver pursuant to clause (a) of this Section shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Obligors, in each came whether or not a notation thereof shall have been placed on any Note. Promptly after any amendment or waiver pursuant to clause (a) of this Section has become effective, the Obligors shall deliver to each holder of a Note a true and complete copy of the written instruments pursuant to which such amendment or waiver was effected, signed by the holder or holders of Notes and setting forth any such amendment or the terms of any such waiver. The Obligors will not, and will not permit any of their Affiliates to, offer or pay any inducement of any nature to any holder of Notes in order to obtain such holder's consent to any such amendment or waiver.

                  13. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as you or any nominee designated by you shall be the holder of any Note, the Obligors shall punctually pay all amounts which become due and payable on such Note to you at your address and in the manner set forth in Schedule I, or at such other place within the United States and in such other manner as you may designate for the purpose by notice to the Obligors, without presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, following such payment or prepayment, be surrendered to Kroll for cancellation, upon their request therefor, at its office maintained pursuant to
Section 6.10 or at the place of payment specified in the Notes. You agree that prior to the sale, transfer or other disposition of any such Note, you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Obligors shall enter into an agreement similar to that contained in the first sentence of this Section with any other institutional holder of outstanding Notes (or nominee thereof) who shall make with the Obligors an agreement similar to that contained in the second sentence of this Section.

                  14. LIABILITIES OF THE PURCHASER. Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation on your part or that of any other holder of any Note to enforce any provision hereof or of any of the Notes for the benefit or on behalf of any other Person who may be the holder of any Note.

                  15. MISCELLANEOUS.

                  15.1. EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Obligors shall: (a) pay the reasonable fees and disbursements of your special counsel and of any local counsel for any services rendered in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent (whether or not the same becomes effective) with respect to this Agreement or the Notes, and all other reasonable expenses in connection therewith (including, without limitation, document production and reproduction expenses and the cost of obtaining private placement numbers from the Standard and Poor's CUSIP Service Bureau); (b) reimburse you for your reasonable out-of-pocket expenses in connection with such transactions and the exercise of your rights hereunder, and each such actual or proposed amendment, waiver or consent (whether or not the same becomes effective), and any items of the character referred to in clause (a) which shall have been paid by you and pay the cost of transmitting Notes (adequately insured) to your principal office upon the issuance thereof; (c) pay, and save you and each subsequent holder of any Note harmless from and against, any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all placement fees and other liability to pay any agent or finder in connection with the sale of the Notes to you; and (d) pay all stamp or similar taxes (including interest and penalties) which may be payable in respect of the execution and delivery or issuance (but not the transfer) of any of the Notes or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes and save you and all subsequent holders of the Notes harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Obligors under this Section shall survive payment and transfer of any Notes.

                  15.2. RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All agreements, representations and warranties of the Obligors herein and in any certificates or other instruments delivered pursuant to this Agreement shall:
(a) be deemed to be material and to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (b) survive the execution and delivery of this Agreement and the delivery of the Notes to you and any investigation made at any time by you or on your behalf or any disposition of any of the Notes.

                  15.3. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns; PROVIDED, HOWEVER, that you shall not be obligated to purchase any Notes on the Closing Date from any Person other than the existing Kroll Associates, Inc., a Delaware corporation, Kroll Associates U.K. Limited, a corporation organized under the laws of England, Harrison/Kroll Environmental Services, Inc., a Louisiana corporation, and Public Advisory Services, Inc., a Delaware corporation. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of the Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

                  15.4. NOTICES. All notices, opinions and other communications provided for in this Agreement shall be in writing and delivered or mailed, first class postage prepaid, addressed (a) if to the Obligors, to the address set forth at the head of this Agreement (marked for the attention of the Chief Financial Officer, or at such other address as the Agent may hereafter designate by notice to you and to each other holder of any Note at the time outstanding), or (b) if to you, at your address as set forth in Schedule I or at such other address as you may hereafter designate by notice to the Obligors, or (c) if to any other holder of any Note, at the address of such holder as it appears on the Note register maintained by the Obligors.

                  15.5. APPOINTMENT OF AGENT FOR OBLIGORS. Each Obligor irrevocably authorizes and appoints Kroll as agent to send and receive any consents, notices, declarations or demands relating to this Agreement. All notices, requests, demands, consents or other communications hereunder or in connection herewith by you shall be sufficient if given to Kroll; and you may conclusively rely on any notice, consent or request given or made by Kroll in accordance with any provision hereof as having been duly authorized by each of the Obligors.

                  15.6. LAW GOVERNING. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW RULES THEREOF.

                  15.7. HEADINGS, ETC. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section or other subdivision, or a particular schedule or exhibit, shall be considered a reference to that section or other subdivision of, or to that schedule or exhibit to, this Agreement.

                  15.8. SUBSTITUTION OF PURCHASER. Teachers Insurance and Annuity Association of America ("TIAA") shall have the right to substitute a subsidiary wholly-owned by it as a purchaser of any or all of the Notes to be purchased by it on the Closing Date by written notice delivered to the Agent, which notice shall be signed by both TIAA and such subsidiary and shall contain such subsidiary's agreement to be bound by this Agreement; PROVIDED, HOWEVER, that such agreement may contain a statement to the effect that such subsidiary at all times has the right to sell the Notes being purchased by it to TIAA. The Obligors and TIAA agree that, upon the Obligors' receipt of such notice and except to the extent otherwise specified therein, wherever the word "you" is used in this Agreement in reference to TIAA, such word shall be deemed to refer to such subsidiary in lieu of TIAA. If any subsidiary has been substituted as a purchaser of any Notes and shall subsequently transfer such Notes to TIAA, then TIAA will thereafter be liable for all obligations and entitled to all the rights and benefit of the purchaser of such Notes under this Agreement.

                  15.9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between you and the Obligors and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  15.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this Agreement and return one of the same to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.

                                        Very truly yours,

                                        KROLL ASSOCIATES, INC.


                                        KROLL ASSOCIATES U.K. LIMITED

                                        By /s/ Jules Kroll
                                          ----------------------------
                                           Title:

                                        HARRISON/KROLL ENVIRONMENTAL
                                        SERVICES, INC.

                                        By /s/ Jules Kroll
                                          ----------------------------
                                           Title:

                                        PUBLIC ADVISORY SERVICES, INC.

                                        By /s/ Jules Kroll
                                          ----------------------------
                                           Title:

The foregoing Agreement is hereby
agreed to as of the date hereof.

TEACHERS INSURANCE AND ANNUITY
     ASSOCIATION OF AMERICA

By /s/ Christopher Schilling
  ----------------------------
  Christopher Schilling
  Title: Assistant Investment Officer


HERBERT KURZ

------------------------------

The foregoing Agreement is hereby
agreed to as of the date hereof.

TEACHERS INSURANCE AND ANNUITY
     ASSOCIATION OF AMERICA

By
  ------------------------------
  Title:

HERBERT KURZ

/s/ Herbert Kurz
---------------------------------

                                   SCHEDULE I

Name and address                                                                   Principal Amount
  of Purchaser                                                                     To Be Purchased
  ------------                                                                     ---------------
TEACHERS INSURANCE
  AND ANNUITY ASSOCIATION OF AMERICA                                                  $19,000,000

         (1)      All payments on account of the
                  Notes shall be made by wire
                  transfer of immediately available
                  funds for credit, not later than
                  12:00 noon, Eastern time to its
                  Account No. 121-85-001 at:

                  Morgan Guaranty Trust Company of
                  New York
                  23 Wall Street
                  New York, New York 10015

                  with sufficient information to
                  identify the source and
                  application of such funds, and
                  with instructions to give
                  advice of payment by phone to:

                  Teachers Insurance and Annuity
                  Association of America
                  (212) 916-4000
                  Attention: Treasury Services
                             Department

         (2)      Address for all notices of
                  payment and all other
                  communications:

                  730 Third Avenue
                  New York, New York 10017
                  Attention:  Securities Division

HERBERT KURZ                                                                          $ 1,000,000

         (1)      All payments on account of the
                  Notes shall be made by wire
                  transfer of immediately available
                  funds for credit, not later than
                  12:00 noon

                  Eastern time to his Account No. ______ at:

                  [Bank]

         (2)      Address for all notices of payment
                  and all other communications:
                  [Address]

                                   Schedule II

                      Kroll Associates, Inc. and Affiliates

                           Schedule of Debt by Company

                                December 13, 1989

Item
Number               Payee                                       Face Amount    Due Date
------               -----                                       -----------    --------
                  Kroll Associates, Inc.:
                  -----------------------

1.                Marine Midland Bank-                             $4,300,000.00   01/31/90
                   Line of Credit

2.                Term Loan                                         2,500,000.00   04/15/90

3.                Ruann Dairy                                   (1)   383,253.00*  02/28/95
                                                                   -------------
Subtotal Kroll Associates                                          $7,183.253.00
                                                                   -------------
                  Kroll Associates U.K.:
                  ---------------------
4.                Jules B. Kroll                                   $  249,492.00   04/04/92
                                                                   -------------
                  Harrison Environmental
                  Services, Inc.:
                  ----------------------
5.                Jules B. Kroll                                   $  735,000.00   12/31/90
6.                  "       "                                           8,000.00   04/16/90
7.                  "       "                                           4,000.00   04/17/90
8.                  "       "                                          30,000.00   05/01/90
9.                  "       "                                          12,000.00   05/03/90
10.                 "       "                                          38,000.00   05/17/90
11.                 "       "                                          36,000.00   05/29/90
12.                 "       "                                          45,000.00   07/06/90
13.                 "       "                                          24,000.00   07/13/90
14.                 "       "                                          28,000.00   11/19/90
15.                 "       "                                         103,000.00   11/30/90
16.                 "       "                                          75,000.00   12/07/90
                                                                   -------------
                                                                   $1,138,500.00
                                                                   -------------
                                                                   $8,571,245.00
                                                                   =============

(1) As of December 31, 1988.

*Secured by lien on cattle having a net book value, as of December 31, 1988, of $286,612.47.

                                  Schedule III

                      Kroll Associates, Inc. and Affiliates

                             Schedule of Investments

                                December 13, 1989

Description                                            Number of Shares
-----------                                            ----------------
Equity Securities
-----------------
American Home Products                                       100

American Trust For Bristol Myers
  SHS - Primes Component                                     600

American Trust for Merck Shrs
  Prime Component                                            300

Anheuser Busch Cos., Inc.                                    400

CBS, Inc.                                                    100

Centel Corp.                                                 450

First Interstate Bancorp                                     500

Loews Corp.                                                  200

Marion Laboratories, Inc.                                    227

Penn Central Corp.                                           100

Perkin-Elmer Corp.                                           600

Philip Morris Cos., Inc.                                     200

Presidential Life                                        106,400

Primerica Corp.                                              700

SF Fed Corp.                                               1,000

Warner-Lambert Co.                                           100

Westinghouse Electric Corp.                                  100

Other
-----
Investment in Kroll Associates Asia Ltd.                   5,000           (50%)

                                                                EXHIBIT A
                                                                   to
                                                         Note Purchase Agreement

                             KROLL ASSOCIATES, INC.
                          KROLL ASSOCIATES U.K. LIMITED
                   HARRISON/KROLL ENVIRONMENTAL SERVICES, INC.
                         PUBLIC ADVISORY SERVICES, INC.

                               10.55% Senior Notes
                              due December 15, 1999

No. R-                                                       [Date]
$                                                            New York, New York
Private Placement No.

                  KROLL ASSOCIATES, INC., a Delaware corporation (herein, together with its successors and assigns, "Kroll"), KROLL ASSOCIATES U.K. LIMITED, a corporation organized under the laws of England (herein, together with its successors and assigns, "KROLL U.K."), HARRISON/KROLL ENVIRONMENTAL SERVICES, INC., a Louisiana corporation (herein, together with its successors and assigns, "H/K ENVIRONMENTAL"), and PUBLIC ADVISORY SERVICES, INC., a Delaware corporation (herein, together with its successors and assigns, "Public" and, together with Kroll, Kroll U.K. and H/K Environmental, referred to herein collectively as the "Obligors"), for value received, hereby promise to pay to or_________ registered assigns, the principal amount of_________________ ($_____________ ) (or so much thereof as shall not have been prepaid) on December 15, 1999, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 10.55% per annum from the date hereof, payable semiannually on June 15 and December 15 of each year, commencing June 15, 1990, until such unpaid balance shall become due and payable (whether at maturity, at a date fixed for prepayment or by declaration, acceleration or otherwise), and to pay interest (so computed) on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue interest, at the rate of 11.55% per annum payable semi-annually as aforesaid or, at the option of the registered holder hereof, on demand. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of the Obligors at 900 Third Avenue, New York, New York 10022, or at such other place as may be provided pursuant to the Note Purchase Agreement referred to below or, in certain circumstances, to the holder of this Note as provided in Section 13 of said Note Purchase Agreement.

         This Note is one of the duly authorized 10.55% Senior Notes due December 15, 1999 of the obligors (the "NOTES" and, individually, a "NOTE"), which have been originally issued in an aggregate principal amount of $20,000,000 pursuant to the Note Purchase Agreement, dated as of December 15, 1989, between the Obligors and each of Teachers Insurance and Annuity Association of America and Herbert Kurz. The holder of this Note is entitled to the benefits of such Note Purchase Agreement and may enforce the agreements of the Obligors contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. As provided in said Note Purchase Agreement, this Note is subject to mandatory and optional prepayments, in whole and in part, in certain cases with a premium, all as specified in said Note Purchase Agreement.

                  Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note or Notes (in a denomination of at least $500,000) aggregating a like outstanding principal amount will be issued to and registered in the name of the transferee. The Obligors may treat the Person in whose name this Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes, and the Obligors shall not be affected by any notice to the contrary.

                  In case an Event of Default (as defined in said Note Purchase Agreement) shall occur and be continuing, the principal of this Note in certain circumstances shall become due and payable and in other circumstances may be declared and become due and payable in the manner and with the effect provided in said Note Purchase Agreement.

                  THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                 KROLL ASSOCIATES, INC.

                                 By
                                   --------------------------------
                                   Title:

                                 KROLL ASSOCIATES U.K. LIMITED

                                 By
                                   --------------------------------
                                   Title:


                                 HARRISON/KROLL ENVIRONMENTAL
                                 SERVICES, INC.

                                 By
                                   --------------------------------
                                   Title:

                                 PUBLIC ADVISORY SERVICES, INC.

                                 By
                                   --------------------------------
                                   Title:

                                                                 EXHIBIT B
                                                                    to
                                                         Note Purchase Agreement

                      FORM OF OPINION OF OBLIGORS' COUNSEL

               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]

                                                               [Closing Date)

To Each Purchaser Named
  in the Attached Annex A

                  Re: Kroll Associates, Inc./Kroll Associates U.K. Limited/Harrison/Kroll Environmental
                           Services, Inc./Public Advisory Services,
                           Inc. - 10.55% Senior Notes due 1999
                           ----------------------------------------------------

Dear Sirs:

                  We have acted as counsel to each of KROLL ASSOCIATES, INC., a Delaware corporation (herein, together with its successors and assigns, "KROLL"), KROLL ASSOCIATES U.K. LIMITED, a corporation organized under the laws of England (herein, together with its successors and assigns, "KROLL U.K."), HARRISON/KROLL ENVIRONMENTAL SERVICES, INC., a Delaware corporation (herein, together with its successors and assigns, "H/K ENVIRONMENTAL"), and PUBLIC ADVISORY SERVICES, INC., a Louisiana corporation (herein, together with its successors and assigns, "PUBLIC" and, together with Kroll, Kroll U.K. and H/K Environmental, referred to herein individually as an "OBLIGOR" and collectively as the "Obligors"), in connection with the transactions contemplated by the Note Purchase Agreement, dated as of December 15, 1989 (the "NOTE PURCHASE AGREEMENT", between the Company and you and the other purchaser listed in
Schedule I to the Note Purchase Agreement (the "OTHER PURCHASER"), providing for
(a) the issuance and sale today by the obligors of their joint and several 10.55% Senior Notes due 1999 in the aggregate principal amount of $20,000,000 (the "Notes") and (b) the purchase by you and the Other Purchaser today of the aggregate principal amount of Notes set forth opposite your and their names on
Schedule I to the Note Purchase Agreement. All capitalized terms used herein without definition shall have the respective meanings specified in the Note Purchase Agreement.

                  In so acting, we have participated in the preparation of the Note Purchase Agreement and the Notes being purchased by and delivered to you today (hereinafter sometimes collectively referred to as the "TRANSACTION DOCUMENTS"). We have also examined and relied upon the representations and warranties as to factual matter, contained in and made pursuant to the Transaction Documents and have relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such certificates, documents, records and other instruments and agreements as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

                  We are of the opinion that:

                  (a) Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Purchase Agreement, to issue and sell the Notes being purchased by you today and to perform its obligations under the Note Purchase Agreement and the Notes.

                  (b) Each Obligor is duly qualified or licensed and is in good standing as a foreign corporation duly authorized to do business in each jurisdiction other than its jurisdiction of incorporation in which the nature of the activities conducted by it or the character of the properties owned or held under lease by it makes such qualification or licensing necessary and where failure to so qualify or be licensed could, in any case, have a material adverse effect on the Obligors, taken as a whole.

                  (c) The execution and delivery by each Obligor of the Transaction Documents and the performance by such Obligor of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of such Obligor (including all necessary action on the part of such Obligor's shareholders), and the Transaction Documents have been duly executed and delivered by duly authorized officers of such Obligor and constitute the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

                  (d) There are no actions, suits or proceedings pending or, to the best of our knowledge after due inquiry, threatened against or affecting any Obligor or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Body, which question the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto or which might result either in any one case or in the aggregate, in an impairment of the ability of any Obligor to perform its obligations under any of the Transaction Documents or a material adverse change in the business, operations, properties or condition (financial or otherwise) of any Obligor or of the Obligors taken as a whole.

                  (e) Neither the execution and delivery by any Obligor of any of the Transaction Documents nor the consummation of the transactions contemplated thereby nor the performance of the terms and provisions thereof, will result in any breach of, or constitute a default under, or result in (or require) the creation of any Lien in respect of any property of such Obligor pursuant to, such Obligor's corporate charter or by-laws or any agreement, indenture, mortgage or instrument known to us to which such obligor is a party or by which such Obligor or any of its properties may be bound or affected, or violate any existing law, governmental rule or regulation or any Order of any court, arbitrator or Governmental Body applicable to such obligor.

                  (f) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required on the part of any Obligor for the valid execution and delivery of the Note Purchase Agreement or the consummation of the transactions contemplated thereby, including the offer, issuance, sale and delivery by such Obligor of the Notes, or for fulfillment of, or compliance by the Obligors with, the terms and provisions of the Note Purchase Agreement and the Notes.

                  (g) No Obligor is an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Obligor is a "holding company", or an affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  (h) The offer, issue, sale and delivery of the Notes purchased by and delivered to you and the Other Purchaser today, under the circumstances contemplated by the Note Purchase Agreement, constitute exempted transactions under the Securities Act, and neither the registration of such Notes thereunder nor the qualification of an indenture under any of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery of the Notes.

                  (i) The issuance, sale and purchase of the Notes being purchased by you under the circumstances contemplated by the Note Purchase Agreement, and any arranging thereof, do not violate Regulation G (12 CFR 207), Regulation T (12 CFR 220) or Regulation X (12 CFR 224) of the Board of Governors of the Federal Reserve, or Section 7 of the Exchange Act.

                                Very truly yours,

                                                                EXHIBIT C
                                                                   To
                                                         Note Purchase Agreement

                        Form of Subordination Provisions

                  For any indebtedness to qualify as "SUBORDINATED FUNDED DEBT" as defined in the Purchase Agreement referred to below, such indebtedness must be evidenced by an instrument or instruments each containing, or referring to an agreement governing the provisions of such instrument or instruments containing, subordination provisions substantially similar to those set forth below.

                                  SUBORDINATION

                  1. SUBORDINATION. Payment of principal, premium, if any, and interest in respect of the indebtedness of (Name of Obligor or Restricted Subsidiary], a ( ] corporation (the "COMPANY"), evidenced by [issued pursuant to] this Note (Agreement] shall be junior and subordinate and subject in right of payment to all Senior Funded Debt (as defined in the following section 12) of Kroll Associates, Inc., a Delaware corporation (herein, together with its successors and assigns, "KROLL"), Kroll Associates U.K. Limited, a corporation organized under the laws of England (herein, together with its successors and assigns, "KROLL U.K."), Harrison/Kroll Environmental Services, Inc., a Louisiana corporation (herein, together with its successors and assigns, "H/K ENVIRONMENTAL"), and Public Advisory Services, Inc., a Delaware corporation (herein, together with its successors and assigns, "PUBLIC" and, together with Kroll, Kroll U.K. and H/K Environmental, referred to herein individually as an "OBLIGOR" and collectively as the "Obligors"), as provided in the following sections 2 through 11, inclusive. The Company and each holder of Subordinated Funded Debt will mark their respective books of account to show that the Subordinated Funded Debt is subordinated to Senior Funded Debt in the manner and to the extent set forth in the following sections 2 through 11, inclusive, and will cause their respective financial statements prepared for delivery to any Person to make specific reference to the provisions of such sections.

                  2. NO PAYMENTS ON ACCOUNT OF SUBORDINATED FUNDED DEBT IN CERTAIN CIRCUMSTANCES. (a) In the event there shall occur (i) one or more Events of Default, as defined in the

Note Purchase Agreement, dated as of December 15, 1989 (the "PURCHASE AGREEMENT"), between the Obligors, on the one hand, and Teachers Insurance and Annuity Association of America and Herbert Kurz, on the other hand, relating to the issuance by the Obligors of $20,000,000 in aggregate principal amount of their joint and.several 10.55% Senior Notes due December 15, 1999 (the "Notes"), which are of the type described in Section 8.1(a) or Section 8.1(b) of the Purchase Agreement, or (ii) one or more events of default as defined in any instrument evidencing any other Senior Funded Debt or under which any other Senior Funded Debt is outstanding which are of the type described in Section 8.1(a) or Section 8.1(b) of the Purchase Agreement, then in any such case unless and until all such Events of Default and/or events of default shall have been cured or waived or shall cease to exist, the holders of Subordinated Funded Debt will not be entitled to receive any direct or indirect payment or distribution of any character, whether in cash, securities or other property, for or on account of any Subordinated Funded Debt; and (b) in the event there shall occur
(i) one or more Events of Default (as defined in the Purchase Agreement) which are of any type described in Section 8.1 of the Purchase Agreement other than those of the type described in Section 8.1(a) or Section 8.1(b) thereof, or (ii) one or more events of default as defined in any instrument evidencing any other Senior Funded Debt or under which any other Senior Funded Debt is outstanding which are of the type described in Section 8.1 of the Purchase Agreement other than those of the type described in Section 8.1(a) or Section 8.1(b) thereof, in each case under circumstances when Section 3 hereof shall not apply, then in any such case unless and until all such Events of Default and/or events of default shall have been cured or waived or shall cease to exist, the holders of Subordinated Funded Debt will not be entitled to receive any direct or indirect payment or distribution of any character, whether in cash, securities or other property, for or on account of any Subordinated Funded Debt (i) for a period of 180 days (a "BLOCKAGE PERIOD") after notice of such Event of Default or event of default shall have been delivered by the holders of any Senior Funded Debt to the Company (notice of which shall promptly be given by the Company to the holder or holders of Subordinated Funded Debt) or to the holder of holders of Subordinated Funded Debt, stating that such Blockage Period shall apply, or (ii) at any time after any Senior Funded Debt outstanding shall have become due prior to its stated maturity or, in the case of the final stated maturity of any such Senior Funded Debt, at any time after such final stated maturity if such Senior Funded Debt shall not have been paid at such final stated maturity (notice of any of which shall be promptly given by the Company to the holders of

Subordinated Funded Debt) and until the irrevocable payment in full of such Senior Funded Debt.

                  3. INSOLVENCY, ACCELERATION, ETC. In the event of (i) any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to any obligor or the Company or the property of any thereof, or (ii) any proceeding for voluntary liquidation, dissolution or other winding up of any Obligor or the Company, and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors, or (iv) any distribution, division, marshalling or application of any of the properties or assets of any Obligor or the Company or the proceeds thereof, to creditors, voluntary or involuntary, and whether or not involving legal proceedings, or (v) any acceleration of the maturity of any Senior Funded Debt and as long as such acceleration shall continue unrescinded and unannulled then and in any such event:

                  A. all Senior Funded Debt (including any interest thereon accruing after the commencement of any such proceedings or action) shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made by the Company in respect of any Subordinated Funded Debt;

                  B. all principal of, premium (if any) and interest on Subordinated Funded Debt shall forthwith (notwithstanding the terms of section 2) become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable by the Company in respect of any Subordinated Funded Debt (including any payment or distribution in respect of any Subordinated Funded Debt by reason of any other indebtedness of the Company being subordinated to the Subordinated Funded Debt, and any distribution of cash, property, stock or obligations which are issued pursuant to any order or decree of any court, or pursuant to reorganization, dissolution or liquidation proceedings, whether or not purporting to give effect to the subordination of the Subordinated Funded Debt to the Senior Funded
         Debt), shall be paid or delivered directly to the holders of Senior Funded Debt at the time outstanding (or their respective representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, until all Senior Funded Debt shall have been paid in full, and the holders of the Subordinated Funded Debt at the time outstanding irrevocably authorize, empower and direct all receiver., trustees, liquidator., conservators and others having authority in the premises to effect all such payments and deliveries;

                  C. the holders of the Subordinated Funded Debt at the time outstanding irrevocably authorize and empower (without imposing any obligation on) each holder of Senior Funded Debt at the time outstanding and such holder's representatives to demand, sue for, collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote such Senior Funded Debt holder's ratable share of the Subordinated Funded Debt) in the name of the holders of the Subordinated Funded Debt or otherwise, as such Senior Funded Debt holder or such holder's representatives may determine to be necessary or appropriate for the enforcement of this section 3; and

                  D. the holders of the Subordinated Funded Debt shall execute and deliver to each holder of Senior Funded Debt and such holder's representatives all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder's representatives, in order to enable such holder to, enforce all claims upon or in respect of such holder's ratable share of the Subordinated Funded Debt.

                  4. NO ACCELERATION OF SUBORDINATED FUNDED DEBT IN CERTAIN CIRCUMSTANCES. If an event of default with respect to any Subordinated Funded Debt shall exist (under circumstances when Section 3 shall not be applicable), the holders of such Subordinated Funded Debt may not take any action to accelerate or to collect payment of such Subordinated Funded Debt or to purchase or otherwise realize on any security given to secure or guarantee any such Subordinated Funded Debt prior to the earlier of (i) any insolvency, bankruptcy, receivership, assignment for the benefit of creditors, reorganization or arrangement with creditors of the Company, whether or not pursuant to bankruptcy laws, or any dissolution, liquidation or other marshalling of the assets and liabilities of the Company and (ii) the acceleration of the maturity of the Senior Funded Debt.

                  5. PAYMENTS AND DISTRIBUTIONS RECEIVED. If any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by any holder of any Subordinated Funded Debt in contravention of any of the terms hereof and before all Senior Funded Debt shall have been paid in full, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Funded Debt at the time outstanding (or their respective representatives) for application to the payment of all Senior Funded Debt remaining unpaid, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all such Senior Funded Debt in full. In the event of the failure of any holder of any of the Subordinated Funded Debt to endorse or assign any such payment, distribution or security, each holder of Senior Funded Debt and each such holder's representative is hereby irrevocably authorized to endorse or assign the same.

                  6. EXCESS SENIOR FUNDED DEBT PAYMENT, SUBROGATION, ETC. If cash, securities or other property otherwise payable or deliverable to the holders of the Subordinated Funded Debt shall have been applied, pursuant to section 3 or 4, to the payment of Senior Funded Debt in full, then and in such case, the holders of the Subordinated Funded Debt (i) shall be entitled to receive from the holders of the Senior Funded Debt at the time outstanding any payments or distributions received by such Senior Funded Debt holders in excess of the amount sufficient to pay all Senior Funded Debt in full and (ii) shall be subrogated to any rights of the holders of Senior Funded Debt to receive all further payments or distributions applicable to the Senior Funded Debt, until all principal of, premium (if any) and interest on the Subordinated Funded Debt shall have been paid in full. No such payments or distributions received by the holders of the Subordinated Funded Debt, by reason of such subrogation, of cash, securities or other property, which otherwise would be paid or distributed to the holders of Senior Funded Debt, shall, as between the Company and its creditors (other than the holders of the Senior Funded Debt), on the one hand, and the holders of the Subordinated Funded Debt, on the other hand, be deemed to be a payment by the Company on account of the Subordinated Funded Debt.

                  7. NO SECURITY. So long as any of the Senior Funded Debt shall not have been paid in full, the Company shall not, and shall not permit any of its subsidiaries to, give, and the holders of the Subordinated Funded Debt shall not demand, accept or receive, any security, direct or indirect, for any Subordinated Funded Debt.

                  8. OBLIGATIONS NOT IMPAIRED. Except to the extent provided in these sections 1 through 12, inclusive, Subordinated Funded Debt may not become due and payable or be paid, PROVIDED that nothing contained in these sections 1 through 12, inclusive, shall impair, as between the company and the holder of any Subordinated Funded Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holder thereof the principal thereof and the premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or shall prevent the holder of any Subordinated Funded Debt, upon default with respect to any Subordinated Funded Debt, from exercising all rights, powers and remedies otherwise provided thereon or by applicable law, all subject to the rights, if any, of the holders of Senior Funded Debt under these sections 1 through 12, inclusive, to receive cash, securities or other property otherwise payable or deliverable to the holders of the Subordinated Funded Debt.

                  9. SUBORDINATION NOT AFFECTED, ETC. The terms of these sections 1 through 12, inclusive, the subordination effected thereby and the rights of the holders of Senior Funded Debt shall not be affected by (i) any amendment of or addition or supplement to any Senior Funded Debt or any instrument or agreement relating thereto; (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Funded Debt or any instrument or agreement relating thereto; (iii) any sale, exchange, release or other transaction affecting all or any part of any property at any time pledged or mortgaged to secure, or however securing, Senior Funded Debt: (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Funded Debt or any instrument or agreement relating thereto; or (v) any application by any holder or holders of Senior Funded Debt of any amount or sum (by whomsoever paid or however realized) to Senior Funded Debt, whether or not any holder of any Subordinated Funded Debt shall have had notice or knowledge of any of the foregoing.

                  10. CHANGES, WAIVERS, ETC. Neither these sections 1 through 12, inclusive, nor any term thereof may be changed or waived except with the prior written consent of the holders of all Senior Funded Debt at the time outstanding.

                  11. SUBORDINATION A CONDITION TO CONSENT OF HOLDERS OF SENIOR FUNDED DEBT TO ADDITIONAL DEBT. Each holder of the indebtedness evidenced by [issued pursuant to this Note (Agreement], by its acceptance thereof, agrees that the consent of each of the holders of the Senior Funded Debt referred to in section 12 to the incurrence and/or maintenance outstanding by the Company of much indebtedness has been given pursuant to the Purchase Agreement in reliance upon the subordination of such indebtedness to the Senior Funded Debt as provided in these sections 1 through 12, inclusive.

                  12. DEFINITIONS, ETC. As used in these sections 1 through 12, inclusive, the following term shall have the following meaning:

                  "SENIOR FUNDED DEBT": all principal of and premium (if any) and interest on (a) the joint and several Notes due 1999 originally issued in the aggregate principal amount of $20,000,000 by the Obligors pursuant to the Note Purchase Agreement, as from time to time amended, and any modification, extension, renewal, refunding or refinancing of any of the foregoing, (b) the joint and several revolving credit notes evidencing obligations under the Credit Agreement, dated as of December 20, 1989, among the Obligors, the lenders named therein and Chemical Bank, as Agent, as from time to time amended, and any modification, extension, renewal, refunding or refinancing of any of the foregoing, and (c) any other Indebtedness for borrowed money designated as Senior Funded Debt in the instrument evidencing such Indebtedness or under which such Indebtedness is outstanding. Each holder of Senior Funded Debt shall be entitled to its pro-rata share of the benefits of these subordination provisions.

For all purposes of these sections 1 through 12, inclusive, Senior Funded Debt shall not be deemed to have been paid in full unless (i) the holders thereof (or their duly authorized representatives) shall have received cash or readily marketable securities, taken at their then market value, equal to the amount of Senior Funded Debt at the time outstanding, or (ii) other equitable provisions have been effected by action of a court of competent jurisdiction or agreement among the holders of Senior Funded Debt.

                  CONSENT AND AMENDMENT NO. 1 (this "Amendment") dated November 4, 1991 to NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 15, 1989 made by and among Teachers Insurance and Annuity Association of America ("Teachers") and Herbert Kurz ("Kurz") on the one hand and Kroll Associates, Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc. and Public Advisory Services, Inc. on the other hand.

                  WHEREAS, the parties have entered in a Note Purchase Agreement dated as of December 15, 1989 (the "Agreement"); and

                  WHEREAS, the parties wish to make certain amendments to the Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. DEFINITIONS. (a) All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.

                  (b) The following definition is hereby added to Section 9.1 of the Agreement and shall have the meaning set forth below whenever used herein:

                  CONSOLIDATED PRO FORMA INTEREST EXPENSE: for any period, all interest payable by the Obligors and their Restricted Subsidiaries during such period in respect of Debt (including, without limitation, imputed interest on Capital Lease Obligations) outstanding during such period after giving effect to all Debt proposed to be created (but excluding any interest payable to JBK on any loans or advances made by JBK to any of the Obligors or Restricted Subsidiaries that such Obligor or Restricted Subsidiary incurred in reliance solely on clause (d) of Section 6.2), using the applicable interest rates in effect on the date of such determination and giving effect to all applicable amortization schedules.

                  (c) Certain definitions contained in Section 9.1 of the Agreement are hereby amended and restated in their entirety as follows:

                  CONSOLIDATED CURRENT ASSETS: the current assets of the Obligors and their Restricted Subsidiaries, determined in accordance with GAAP on a combined and consolidated basis, but excluding accounts receivable other than accounts receivable (net of any collection reserves established with respect thereto) not in excess of 360 days past the date of billing.

                  CONSOLIDATED CURRENT LIABILITIES: the current liabilities of the Obligors and their Restricted Subsidiaries, determined in accordance with GAAP on a combined and consolidated basis, including, without duplication, Debt incurred under revolving credit agreements with one or more commercial banks, but excluding any interest payable to JBK on any loans or advances made by JBK to any of the Obligors or Restricted Subsidiaries that such Obligor or Restricted Subsidiary incurred in reliance solely on clause (d) of Section 6.2.

                  CONSOLIDATED FIXED CHARGES: for any period, the sum of (j) all interest paid or payable by the Obligors and their Restricted Subsidiaries during such period in respect of Debt (including, without limitation, imputed interest on Capital Lease Obligations) outstanding during such period, using the applicable interest rates in effect on the date of such determination and giving effect to all applicable principal amortization schedules (but excluding any interest payable to JBK on any loans or advances made by JBK to any of the Obligors or Restricted Subsidiaries that such Obligor or Restricted Subsidiary incurred in reliance solely on clause (d) of Section 6.2), PLUS (ii) all Rental Obligations paid or payable by the Obligors and their Restricted Subsidiaries during such period (in each case combined and consolidated in accordance with GAAP).

                  CONSOLIDATED OPERATING CASH FLOW: for any period, Consolidated Net Income for such period plus the net amount deducted in the determination thereof for taxes on income or profit, all interest paid or payable by the Obligors and their Subsidiaries during such period in respect of Debt (including, without limitation, imputed interest on Capital Lease Obligations) outstanding during such period, using the applicable interest rates in effect on the date of such determination and giving effect to all applicable principal amortization schedules (but excluding any interest payable to JBK on any loans or advances made by JBK to any of the Obligors or Restricted Subsidiaries that such Obligor or Restricted Subsidiary incurred in reliance solely on clause (d) of Section 6.2), and the non-cash portion of the Phantom Plan, all combined and consolidated in accordance with GAAP.

                  NET INCOME: for any period, for any Obligor, the net earnings (or net deficit) of such Obligor and its Restricted Subsidiaries for such period (taken as a cumulative whole) after deducting, without duplication, all operating expenses, interest expenses (but excluding any interest payable to JBK on any loans or advances made by JBK to any of the Obligors or Restricted Subsidiaries that such Obligor or Restricted Subsidiary incurred in reliance solely on clause (d) of Section 6.2), rentals, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis after eliminating all intercompany items and deducting portions of income properly attributable to outside minority interests, if any, in any Restricted Subsidiary; PROVIDED, HOWEVER, that there shall be excluded:

                  (a) the proceeds of any life insurance policy;

                  (b) any gain arising from (I) the sale or other disposition not in the ordinary course of business of any assets (other than current assets) to the extent that the aggregate amount of the gain exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (II) any write-up of assets, (III) the acquisition of any securities evidencing, or the extinguishment under GAAP of, Debt of such Person or any Subsidiary of such Person or (IV) the termination of an employee benefit plan;

                  (c) any amount representing the interest of such Obligor or any such Restricted Subsidiary in the undistributed earnings of, and, for purposes of determining "CONSOLIDATED NET INCOME" as used in the definition of "ADJUSTED CONSOLIDATED NET INCOME" only, the undistributed losses of, any Person other than a Restricted Subsidiary of such Obligor or Restricted Subsidiary, as the case may be;

                  (d) any income or deficit, prior to the date of acquisition, of any Person acquired in any manner by such Obligor or any of its Restricted Subsidiaries;

                  (e) in the case of a successor to such Obligor or any of its Restricted Subsidiaries by consolidation or merger or a transferee of its assets, any earnings of, and, for purposes of determining "CONSOLIDATED NET INCOME" as used in the definition of "ADJUSTED CONSOLIDATED NET INCOME ONLY" any losses of, the successor or transferee corporation prior to the consolidation, merger or transfer of assets;

                  (f) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued during such period; PROVIDED, HOWEVER, that any such restoration to income shall be included in "CONSOLIDATED NET INCOME" as used in the definition of "ADJUSTED CONSOLIDATED NET INCOME" only;

                  (g) any net income of any Restricted Subsidiary of such Obligor which for any reason is unavailable for the payment of dividends to such Obligor; and

                  (h) any items properly classified as extraordinary in accordance with GAAP.

                  RESTRICTED PAYMENT: (a) any payment or the incurrence of any liability to make any payment, in cash, property or other assets (other than shares of any class of capital stock (but not preferred stock) of any Obligor or any Restricted Subsidiary) upon or in respect of any share of any class of capital stock of such obligor, including, without limiting the generality of the foregoing, payments as dividends and payments (other than out of the net cash proceeds from the substantially concurrent sale of common shares of any Obligor and other than the repurchase by any Obligor of shares of its common stock) for the purpose of purchasing, retiring or redeeming any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock) or making any other distribution in respect of any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock) and
(b) any interest payable to JBK on any loans or advances made by JBK to any of the Obligors or Restricted Subsidiaries that such Obligor or Restricted Subsidiary incurred in reliance solely on clause (d) of Section 6.2.

                  2. FIXED CHARGE COVERAGE. (a) Section 6.1(b) of the shall be amended in its entirety to read as follows:

                  the ratio of Consolidated Earnings Available for Consolidated Fixed Charges to Consolidated Fixed Charges to be less than the following ratios at the end of the following periods:

                  Minimum                            Time
                  Ratio                              Period
                  -----                              ------
                  0.72                               9 months ending 9/30/91
                  0.86                               12 months ending 12/31/91
                  1.00                               12 months ending 3/31/92
                  1.11                               12 months ending 6/30/92
                  1.10                               12 months ending 9/30/92
                  1.04                               12 months ending 12/31/92
                  1.09                               12 months ending 3/31/93
                  1.13                               12 months ending 6/30/93
                  1.18                               12 months ending 9/30/93
                  1.50                               12 months ending 12/31/93
                  1.75                               12 months ending on each fiscal
                                                              quarter after 12/31/93

                  To the extent Kroll enters into a sublease arrangement with regard to the space leased by it on the Eighth Floor at 900 Third Avenue, the parties shall negotiate in good faith to modify the minimum ratios set forth above to reflect the change to Kroll's Fixed Charges and to projected Consolidated Earnings Available for Consolidated Fixed Charges resulting therefrom.

                  (b) Teachers and Kurz waive compliance by the Obligors with
Section 6;1(b) as such section was in effect prior to this Amendment for the fiscal quarters ending on December 31, 1990, March 31, 1991 and June 30, 1991.

                  3. DEBT. (a) Section 6.2(d) and Section 6.2(e) of the Agreement are amended by moving the word "and" from the end of clause (i) of each such section to the end of clause (ii) of each such section and by inserting after clause (ii) of each such section an additional clause to read as follows:

                  (iii) the ratio of Consolidated operating Cash Flow for the most recently completed period of four fiscal quarters to Consolidated Pro Forma Interest Expense for the following twelve consecutive calendar months shall not be less than 2.0 to 1.0.

                  (b) Section 6.2 of the Agreement is amended by adding the following new clause (d) after clause (c) thereof:

                  (d) any Obligor and any Restricted Subsidiary may become and remain liable in respect of Debt to JBK on account of loans or advances made by JBK to such Obligor or Restricted Subsidiary; and

and by redesignating current clauses (d) and (e) thereof as clauses (e) and (f), respectively.

                  (c) The references to "6.2(d)" contained in Sections 4(c)(ii), 6.2(b), 6.5 and in the definition of "Funded Debt Incurrence Date" in Section
9.1 of the Agreement shall be replaced in each case by "6.2(e)".

                  (d) The references to "6.2(e)" contained in Sections 4(c)
(iii) and 6.2(b) of the Agreement shall be replaced in each case by "6.2(f)".

                  4. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. (a) Section 6.8(a) of the Agreement is amended by adding the word "and" at the end of clause
(ii) thereof and adding an additional clause to read as follows:

                  (iii) the Obligors would be permitted to incur an additional $1.00 of Senior Funded Debt under Section 6.2(e) hereof.

                  (b) Notwithstanding anything to the contrary contained in the Agreement, Teachers and Kurz hereby consent to the advance made by Kroll during the 1990 Fiscal Year of $2,700,000 to JBK in lieu of an equivalent dividend PROVIDED that, notwithstanding Section 6.8(a) (A), the maximum Restricted Payment that the Obligors shall be permitted to make during the fiscal years ending December 31, 1989 and December 31, 1990 pursuant to Section 6.8(a) shall be $9,800,000 in the aggregate.

                  5. DEFINITIONS OF "MANAGING DIRECTORS AND MANAGEMENT TEAM". The definitions of "Managing Directors" and "Management Team" contained in the second paragraph of Section 6.13 are hereby amended to read as follows:

                  "MANAGING DIRECTORS" shall mean Charles E. Bohlen, Jr.,
                  Ernest Brod, David C. Cook, Robert S. Dines, Don Doll,
                  Bruce Dollar, John C. Gibbons, Patrick Grayson, Jerry Harrison, Thomas Helsby, John T. Horn, Brian Jenkins,
                  Daniel Karson, William Kish, Robert J. McGuire, Thomas McKeon, Richard Post, David E. Rosenthal, Joseph Rosetti, Steven M. Rucker, Arish Turle, Stephen E. Vale, Frederick Schmidt and any other individual who shall be approved in writing by the holder or holders of at least 66-2/3 in aggregate unpaid principal amount of all Notes at the time outstanding; and "MANAGEMENT TEAM" shall mean Ernest Brod, John C. Gibbons, Patrick Grayson, Jerry Harrison, Thomas Helsby, Daniel Karson, Robert J. McGuire, Thomas McKeon, Richard Post, Joseph Rosetti, Frederick Schmidt and any other individual who shall be approved in writing by the holder or holders of at least 66-2/3 in aggregate unpaid principal amount of all Notes at the time outstanding.

                  6. CASH REQUIREMENTS. (a) Article 6 of the Agreement amended by the addition of a new Section 6.14 to read as follows:

                  6.14 CASH REQUIREMENTS (a) The obligors will not permit the aggregate amount of Cash of the Obligors and their Restricted Subsidiaries (i) at any time while the aggregate principal amount outstanding under the Notes exceeds $18,000,000, to be less than $2,000,000 and (ii) at all other times, to be less than $1,500,000. For the purposes of this Section 6.14, "Cash" shall be deemed to include Investments of the character permitted by Section 6.7(a) hereof which are owned by JBK and are deposited into an account under the control of one or more of the obligors such that such Investments shall be available to such Obligor or Obligors for the payment of its or their obligations.

                  (b) Provided that no Event of Default has occurred and is continuing, prior to the utilization of any Investments owned by JBK that have been deposited in an account under the control of one or more Obligors to satisfy obligations of such obligor or Obligors, any income accruing on any such Investments shall be payable to JBK, and such payments shall not be deemed to be Restricted Payments.

                  (b) Any loans or advances made to any Obligor by JBK may be repaid by such Obligor to JBK in the form of dividends, advances or otherwise, without restriction by Section 6.4, Section 6.7 or Section 6.8 of the Agreement, PROVIDED that immediately after giving effect to any such repayment no condition or event shall exist which would otherwise constitute a Default or an Event of Default, including without limitation, a failure to comply with Section 6.14.

                  7. INTEREST RATE. (a) Interest payable on the Notes shall be increased as follows. Commencing May 1, 1991, the interest rate on the Notes shall be increased by an additional .40% per annum (computed on the basis of a 360-day year of twelve 30-day months) from 10.55% per annum to 10.95% per annum. Such additional interest shall be compounded semiannually, commencing June 15, 1991, until December 15, 1993, on which date all such additional interest which shall have accrued shall become payable. Thereafter, the Notes shall continue to bear interest at the rate of 10.95% per annum, all of which interest shall be payable semiannually on June 15 and December 15 of each year, beginning with June 15, 1994.

                  (b) At the request of any holder of Notes, the Obligors will deliver new Notes, in form acceptable to such holder, reflecting the foregoing modifications to the interest rate.

                  (c) There shall be included in each Officers' Certificate required to be delivered pursuant to Section 4(c) the amount of additional interest, if any, that shall have accrued and compounded during the period covered by the financial statements to which such Officers' Certificate relates and the aggregate amount of all such accrued and compounded interest remaining unpaid.

                  8. INTERPRETATION. In the event of any inconsistency between any provision of the Agreement and the express provisions of this Amendment, the express provisions of this Amendment shall govern. As amended hereby, the Agreement shall remain in full force and effect.

                  9. NO EVENT OF DEFAULT. Each Obligor hereby represents and warrants that as of the date hereof there exists no Event of Default under the Agreement.

                  10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Amendment shall become effective, as of the date hereof, when counterparts hereof have been signed by all of the parties hereto.

                  IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first written above.

                               KROLL ASSOCIATES, INC.

                               By
                                 ----------------------------
                                  Title:

                               KROLL ASSOCIATES U.K. LIMITED

                               By
                                 ----------------------------
                                  Title:

                               HARRISON/KROLL ENVIRONMENTAL
                               SERVICES, INC.

                               By
                                 ----------------------------
                                  Title:

                               PUBLIC ADVISORY SERVICES, INC.

                               By
                                 ----------------------------
                                  Title:

                               TEACHERS INSURANCE AND ANNUITY
                               ASSOCIATION OF AMERICA

                               By /s/ Mary Ann R. Mattoon
                                 ----------------------------
                                  Mary Ann R. Mattoon
                                  Title: Assoc. Director Private Placements

                               HERBERT KURZ

                               /s/ Herbert Kurz
                               ------------------------------

                         SECOND AMENDMENT AND ASSUMPTION
                      AGREEMENT TO NOTE PURCHASE AGREEMENT

                  Second Amendment and Assumption Agreement dated as of October 16, 1992 (this "Amendment") made by and among Teachers Insurance and Annuity Association of America ("Teachers") and Herbert Kurz ("Kurz") on the one hand, and Kroll Inc., Kroll Associates, Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc. and Public Advisory Services, Inc. on the other hand, amending that certain Note Purchase Agreement dated as of December 15, 1989, as amended.

                  WHEREAS, Teachers and Kurz on the one hand, and Kroll Associates, Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc. and Public Advisory Services, Inc. on the other hand, are parties to that certain Note Purchase Agreement dated as of December 15, 1989, which agreement was amended by the parties thereto pursuant to a Consent and Amendment No. 1 to Note Purchase Agreement dated as of November 4, 1991 (as amended, the "Agreement"); and

                  WHEREAS, Section 8.1(k) of the Agreement provides that it shall constitute an Event of Default if Jules B. Kroll shall became the majority shareholder of any Person which is in a line of business substantially similar to the business of any Obligor and such Person fails to become a party to the Agreement within 60 days of Jules B. Kroll's acquisition of such ownership interest; and

                  WHEREAS, on July 6, 1992 Jules B. Kroll became the owner of all of the outstanding share capital of Kroll, Inc., a Delaware corporation; and

                  WHEREAS, Kroll, Inc., upon acquiring on August 21, 1992, substantially all of the assets and the business of Palumbo Partners, Inc., a Florida corporation, pursuant to an asset purchase agreement dated as of August 4, 1992, became a Person in a line of business substantially similar to the businesses of certain other Obligors under the Agreement; and

                  WHEREAS, the parties wish to enter into this Amendment to the Agreement and cause Kroll, Inc. hereby to become a party to the Agreement and an Obligor of the Notes issued thereunder;

                  NOW, THEREFORE, for good consideration and pursuant to the mutual covenants provided for herein, the parties hereto hereby agree as follows:

                  1. DEFINITIONS. All capitalized terms shall have the respective meanings ascribed to them in the Agreement unless otherwise defined herein.

                  2. ASSUMPTION OF OBLIGATIONS BY KROLL INC. From the date hereof, upon the execution and delivery of this Amendment, Kroll, Inc. shall be a party to the Agreement and an obligor of the Notes issued thereunder and shall assume all duties and obligations of the Obligors under the Agreement and the Notes issued thereunder.

                  3. AMENDMENT TO RECITAL OF THE AGREEMENT. The recital to the Agreement is amended by deleting it in its entirety and replacing it with the following paragraph:

                  "KROLL ASSOCIATES, INC., a Delaware corporation (herein, together with its successors and assigns, ("KROLL"), KROLL ASSOCIATES U.K. LIMITED, a corporation organized under the laws of England (herein, together with its successors and assigns, ("Kroll U.K."), HARRISON/KROLL ENVIRONMENTAL SERVICES, INC, a Louisiana corporation (herein, together with its successors and assigns, "H/K ENVIRONMENTAL"), PUBLIC ADVISORY SERVICES, INC., a Delaware corporation, (herein, together with its successors and assigns, "PUBLIC"), and KROLL, INC., a Delaware corporation (herein, together with its successors and assigns, "KROLL, INC." and together with Kroll, Kroll U.K., H/K Environmental and Public, referred to herein individually as an "OBLIGOR" and collectively as the "OBLIGORS"), hereby agree with you as follows:"

                  4. COMPLIANCE WITH SECTION 8.1(K). This Amendment has been executed and delivered by Kroll, Inc. in accordance with and pursuant to Section 8.1(k) of the Agreement, and each of Teachers and Kurz hereby agree (i) that Kroll, Inc. has complied in a timely manner with the requirements of Section 8.1(k) and (ii) that the acquisition of all the outstanding stock of Kroll, Inc. by Jules B. Kroll shall not be deemed to have resulted in an occurrence or continuation of an Event of Default under the Agreement.

                  5. INTERPRETATION. In the event of any inconsistency between any provision of the Agreement and the express provisions of this Amendment, the express provisions of this Amendment shall govern.

                  6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Amendment shall become effective, as of the date hereof, when counterparts hereof have been signed by all of the parties hereto.

                  IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first written above.

                                          KROLL, INC.

                                          By /s/ Jules Kroll
                                            -------------------------
                                            Title:

                                          KROLL ASSOCIATES, INC.

                                          By /s/ Jules Kroll
                                            -------------------------
                                            Title:

                                          KROLL ASSOCIATES U.K. LIMITED

                                          By /s/ Jules Kroll
                                            -------------------------
                                            Title:

                                          HARRISON/KROLL ENVIRONMENTAL
                                          SERVICES, INC.

                                          By /s/ Jules Kroll
                                            -------------------------
                                            Title:

                                          PUBLIC ADVISORY SERVICES, INC.

                                          By /s/ Jules Kroll
                                          ---------------------------

                                          TEACHERS INSURANCE AND ANNUITY
                                          ASSOCIATION OF AMERICA

                                          By
                                            -------------------------
                                            Title:

                                          HERBERT KURZ

                                          By
                                            -------------------------
                                            Title:

                           CERTIFICATE OF KROLL, INC.
                           --------------------------

                  The undersigned, being the Treasurer of Kroll, Inc. ("Kroll"), hereby certifies to each of Teachers Insurance and Annuity Association of America ("Teachers") and Herbert Kurz ("Kurz"), that the execution and delivery by Kroll of the Second Amendment and Assumption Agreement dated as of October 16, 1992, made by and among Teachers and Kurz on the one hand, and Kroll, Inc., Kroll Associates, Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc. and Public Advisory Services, Inc. on the other hand, amending that certain Note Purchase Agreement dated as of December 15, 1989, as amended by the parties thereto pursuant to a Consent and Amendment No. 1 dated as of November 4, 1991 (as amended, the "Agreement"), shall not result in the occurrence or continuance of an Event of Default (as defined in the Agreement) under the Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

New York, New York                          By: /s/ Nazzareno Paciotti
October 16, 1992                               -----------------------------
                                               Nazzareno Paciotti

                     THIRD AMENDMENT, ASSUMPTION AND WAIVER
                      AGREEMENT TO NOTE PURCHASE AGREEMENT

         Third Amendment, Assumption and Waiver Agreement dated as of September 30, 1993 (this "Amendment") made among Teachers Insurance and Annuity Association of America ("Teachers") and Kroll Associates, Inc., Palumbo Partners, Inc. (formerly known as Kroll, Inc.), Kroll Associates U.K limited, Kroll Environmental Enterprises, Inc. ("Kroll Enterprises"), Harrison/Kroll Environmental Services, Inc. and Public Advisory Services, Inc.

         WHEREAS, Teachers and Herbert Kurz ("Kurz" together with Teachers, are referred to as the "Purchasers") on the one hand, and Kroll Associates, Inc., Palumbo Partners, Inc. (formerly Kroll, Inc.), Kroll Associates U.K limited, Harrison/Kroll Environmental Services, Inc. ("H/K Environmental"), and Public Advisory Services, Inc. on the other hand, have entered into a Note Agreement dated as of December 15, 1989, which agreement was amended by the parties thereto pursuant to a Consent and Amendment No.1 to Note Purchase Agreement dated as of November 4, 1991 and a Second Amendment and Assumption Agreement to Note Purchase Agreement dated as of October 16, 1992 (as amended, the "Agreement");

         WHEREAS, Public Advisory Services, Inc. ("Public Advisory"), a Delaware corporation and an Obligor under the Agreement, has ceased to conduct business and has no assets and the Obligors wish to obtain the consent of Teachers to dissolve Public Advisory;

         WHEREAS, the Obligors wish to obtain the consent of Teachers to change the domicile of H/K Environmental from Louisiana to Delaware through a merger (the "Merger") of H/K Environmental into Kroll Enterprises, a newly-formed Delaware company; and

         WHEREAS, the parties wish to enter into this Amendment to the Agreement;

         NOW, THEREFORE, for good consideration and pursuant to the mutual covenants provided for herein, the parties hereby agree as follows:

         1. DEFINITIONS. All capitalized terms shall have the respective meanings ascribed to them in the Agreement unless otherwise defined herein.

         2. REPRESENTATIONS BY THE OBLIGORS. Each Obligor hereby represents and warrants that:

         (a) Public Advisory has ceased to conduct business and has no assets, and

         (b) At the time of and immediately after giving effect to the Merger,
(1) no Default or Event of Default has occurred or is continuing and (2) the Obligors shall be permitted to incur $1.00 of additional Funded Debt pursuant to
Section 6.2(e).

         3. WAIVER OF CERTAIN TERMS. For the sole purpose of permitting the dissolution of Public Advisory, Teachers hereby agrees to waive Sections 6.6 and 6.11(a) of the Agreement.

         4. ASSUMPTION OF OBLIGATIONS BY KROLL ENTERPRISES. From the date hereof; upon the execution and delivery of this Amendment, Kroll Enterprises shall be a party to the Agreement and an Obligor of the Notes issued thereunder and shall assume all duties and obligations under the Note Agreement and the Notes issued thereunder.

         5. THE MERGER. Pursuant to Section 6.6 of the Agreement, but subsequent to the effective date of this Amendment, H/K Environmental will merge into Kroll Enterprises.

         6. AMENDMENT TO RECITAL OF THE AGREEMENT. The recital to the Agreement is amended by deleting it in its entirety and replacing it with the following paragraph:

                  KROLL ASSOCIATES, INC., a Delaware corporation (herein, together with its successors and assigns, "Kroll"), KROLL ASSOCIATES U.K LIMITED, a corporation organized under the laws of England (herein, together with its successors and assigns, "Kroll U.K"), KROLL ENVIRONMENTAL ENTERPRISES, INC., a Delaware corporation (herein, together with its successors and assigns, "KROLL ENTERPRISES"), Harrison/Kroll Environmental Services, Inc., a Louisiana corporation (herein together with its successors and assigns, "H/K ENVIRONMENTAL"), and PALUMBO PARTNERS, INC., a Delaware corporation (formerly known as Kroll, Inc., together with its successors and assigns, "Palumbo Partners," and together with Kroll, Kroll U.K, Kroll Enterprises, and H/K Environmental referred to herein individually as an "Obligor" and collectively as the "Obligors"), hereby agree with you as follows:

         7. INTERPRETATION. In the event of any inconsistency between any provision of the Agreement and the express provisions of the Amendment, the express provisions of this Amendment shall govern.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. This Amendment shall become effective, as of the date hereof, when counterparts hereof have been signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                             KROLL ASSOCIATES, INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             KROLL ASSOCIATES U.K. LIMITED

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             PALUMBO PARTNERS, INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             HARRISON/KROLL ENVIRONMENTAL
                             SERVICES, INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             KROLL ENVIRONMENTAL ENTERPRISES,
                             INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             TEACHERS INSURANCE AND ANNUITY
                             ASSOCIATIONS OF AMERICA

                             By: /s/ Mary Ann R. Mattoon
                                ---------------------------
                                Mary Ann R. Mattoon
                                Title: Director-Private Placements

                      FOURTH AMENDMENT AND WAIVER AGREEMENT
                           TO NOTE PURCHASE AGREEMENT

         Fourth Amendment and Waiver Agreement dated as of September 30, 1994 (this "Amendment") made among Teachers Insurance and Annuity Association of America ("Teachers") and Herbert Kurz ("Kurz" together with Teachers, the "Purchasers") on the one hand and Kroll Associates, Inc., Kroll Information Services, Inc. (formerly known as Palumbo Partners, Inc.) Kroll Associates U.K Limited and Kroll Environmental Enterprises, Inc. (collectively "Kroll").

         WHEREAS, the Purchasers and Kroll have entered into a Note Purchase Agreement dated as of December 15, 1989 which agreement was amended by the parties thereto pursuant to a Consent and Amendment No. 1 to Note Purchase Agreement dated as of November 4, 1991, a Second Amendment and Assumption Agreement to Note Purchase Agreement dated as of October 16, 1992 and a Third Amendment, Assumption and Waiver Agreement to Note Purchase Agreement dated as of September 30, 1993 (as amended, the "Agreement"); and

         WHEREAS, the parties wish to make certain amendments to the Agreement and waive certain other provisions of the Agreement.

         NOW, THEREFORE, for good consideration and pursuant to the mutual covenants provided for herein, the parties hereby agree as follows:

         1. DEFINITIONS (a) All capitalized terms shall have the respective meanings ascribed to them in the Agreement unless otherwise defined herein.

         2. REQUIRED ANNUAL PREPAYMENTS AND PAYMENT AT MATURITY OF THE NOTES.
Section 3.1 (a) of the Agreement shall be amended in its entirety to read as follows:

                  (a) There shall become due and payable, and the Obligors will pay on the respective required payment dates (the "Required Payment Date"), the principal amount of the Notes, (or such lesser principal amount as shall then be outstanding), as specified in the table below:

                  Required Payment Date                                Required Payment
                  ---------------------                                ----------------
                  September 30, 1994                                   $1,000,000
                  December 31, 1994                                    $2,500,000
                  June 30, 1995                                        $1,000,000
                  December 31, 1995                                    $2,500,000
                  December 15, 1996                                    $2,500,000
                  December 15, 1997                                    $2,500,000
                  December 15, 1998                                    $2,500,000
                  December 15, 1999                                    $3,000,000

                  PROVIDED, HOWEVER, the last such payment shall not be less than the unpaid principal amount of the Notes then outstanding. Each such payment and the final payment pursuant to this Section 3.1 shall be at 100% of the principal amount to be prepaid, together with interest accrued thereon to the date of such prepayment without premium.

         (b) Section 3.1 of the Agreement is amended by adding the following new clause (b) after Clause (a) thereof:

                  (b) If the aggregate principal amount of the Notes shall exceed $10,000,000 prior to January 1, 1996, then within 35 days of each Required Payment Date, the Obligors will pay and there shall become due and payable to the Purchasers a payment of Excess Cash, (the "Excess Cash Payment"), PROVIDED, HOWEVER, that the Excess Cash Payment shall not reduce the aggregate principal amount of the Notes to less than $10,000,000. All such Excess Cash Payments shall be immediately applied to reduce the outstanding aggregate principal amount of the Notes in inverse order of maturity. Notwithstanding any other provision herein, no Excess Cash Payment will be due on or after January 1, 1996. On each Required Payment Date, the Obligor shall give each holder an Officer's Certificate specifying the calculation of Excess Cash and the date, if any, of the Excess Cash Payment. For the purpose of this Section 3.1, Excess Cash shall mean for the fiscal years ended December 31, 1994 and 1995, the result obtained, rounded to the nearest $100,000, by subtracting (a) the Obligors' projected Cash balance (as stated in the attached Schedule I) plus $250,000 from (b) the Obligors' Cash.

and by redesignating clauses (b) and (c) thereof as clauses (c) and (d), respectively.

         3. FIXED CHARGE COVERAGE. (a) Section 6.1 (b) of the Agreement shall be amended in its entirety to read as follows:

         (b) the ratio of Consolidated Earnings Available for Consolidated Fixed Charges for the most recently completed period of twelve consecutive months to Consolidated Fixed Charges for such period to be less than
         (I) at the end of the fiscal quarter ending on September 30, 1994, 1.29 to 1.00, (II) at the end of the fiscal quarter ending on December 31, 1994, 1.65 to 1.00 and (III) at the end of any fiscal quarter ending thereafter 1.75 to 1.00.

         (b) The Purchasers hereby waive compliance by the Obligors with Section
6.1 (b) as such section was in effect prior to this Agreement for the fiscal quarter ending June 30, 1994.

         4. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. (a) Section 6.8 (a) of the Agreement is hereby amended by adding the phrase "or business acquisition" immediately after the term "Restricted Investment" in the seventh line thereof.

         (b) Section 6.8 (a) of the Agreement is hereby amended by moving the word "and" from the end of clause (ii) to the end of clause (iii) and adding an additional clause (iv) to read as follows:

         (iv) the aggregate principal amount of the Notes shall not exceed $10,000,000 PROVIDED, HOWEVER, that this provision shall not preclude the Obligors from making Restricted Payments to JBK after September 30, 1994, not to exceed $1,000,000 in the aggregate, if such Restricted Payments were made after consultation with the Purchasers.

         5. MISCELLANEOUS. (a) In the event of any inconsistency between any provision of the Agreement and the express provisions of this Amendment, the express provisions of this Amendment shall govern.

         (b) Except as expressly amended and waived herein all provisions of the Agreement shall remain in full force and effect.

         (c) This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized person, as of the day and year first written above.

                             KROLL, INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             KROLL INFORMATION SERVICES,
                             INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             KROLL ASSOCIATES U.K. LIMITED

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             KROLL ENVIRONMENTAL
                             ENTERPRISES, INC.

                             By: /s/ Jules Kroll
                                ---------------------------
                                Title:

                             THE PURCHASERS:

                             TEACHERS INSURANCE AND ANNUITY
                             ASSOCIATION OF AMERICA

                             By /s/ Glenn S. Brausa
                                ---------------------------
                                Glenn S. Brausa
                               Title: ?

                             HERBERT KURZ

                             By /s/ Herbert Kurz
                                ---------------------------

KROLL ASSOCIATES
(DOLLARS IN THOUSANDS)

SUMMARY BALANCE SHEET:                1994       1995       1996      1997      1998
                                    -------    -------    -------   -------   -------
CASH & CASH EQUIVALENTS                 (81)      (293)       814     3,667     5,762
ACCOUNTS RECEIVABLE*                 26,323     28,005     25,701    25,009    25,118
OTHER CURRENT ASSETS                  2,627      2,743      2,744     2,743     2,742
OTHER                                10,500     10,500     10,500    10,500    10,500
                                    -------    -------    -------   -------   -------
TOTAL ASSETS                         39,369     40,956     39,758    41,919    44,121
                                    =======    =======    =======   =======   =======
ACCOUNTS PAYABLE AND ACCRUED EXP      6,601      8,729      9,374    10,311    11,342
OTHER CURRENT LIABILITIES             8,350      8,350      8,350     8,350     7,950
LONG TERM DEBT                       11,600      8,100      4,600     2,100         0
OTHER                                 8,615      7,606      6,406     5,206     4,006
                                    -------    -------    -------   -------   -------
TOTAL LIABILITIES                    35,168     32,785     28,730    25,967    23,298

SHAREHOLDERS EQUITY                   4,203      8,170     11,029    15,951    20,823
                                    -------    -------    -------   -------   -------
TOTAL LIABILITIES AND                39,369     40,956     39,758    41,918    44,121
SHAREHOLDERS EQUITY                 =======    =======    =======   =======   =======


*Includes Unbilled Accounts Receivable

                      FIFTH AMENDMENT AND WAIVER AGREEMENT
                           TO NOTE PURCHASE AGREEMENT

         Fifth Amendment and Waiver Agreement dated as of November 20, 1995 (this "Amendment") made among Teachers Insurance and Annuity Association of America ("Teachers") and Herbert Kurz ("Kurz", together with Teachers, the "Purchasers") on the one hand and Kroll Associates, Inc., Kroll Information Services, Inc. (formerly known as Palumbo Partners, Inc.) Kroll Associates U.K Limited and Kroll Environmental Enterprises, Inc. (collectively "Kroll")

         WHEREAS, the Purchasers and Kroll have entered into a Note Purchase Agreement dated as of December 15, 1989 which agreement was amended by the parties thereto pursuant to a Consent and Amendment No. 1 to Note Purchase Agreement dated as of November 4, 1991, a Second Amendment and Assumption Agreement to Note Purchase Agreement dated as of October 16, 1992, a Third Amendment, Assumption and Waiver Agreement to Note Purchase Agreement dated as of September 30, 1993 (as amended, the "Agreement") and a Fourth Amendment and Waiver Agreement dated as of September 30, 1994; and

         WHEREAS, the parties wish to make certain amendments to the Agreement and waive certain other provisions of the Agreement.

         NOW, THEREFORE, for good consideration and pursuant to the mutual covenants provided for herein, the parties hereby agree as follows:

         1. DEFINITIONS. All capitalized terms shall have the respective meanings ascribed to them in the Agreement unless otherwise defined herein.

         2. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS. The Purchasers hereby waive compliance by the Obligors with Sections 6.1 (a) and 6.1 (b) of the Agreement for the respective fiscal periods through January 1, 1996.

         3. EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. Section 8.1 (b) of the Agreement is hereby amended in its entirety to read as follows:

            (b) default shall be made in the payment of any interest on any Note when and as such interest shall become due and payable;

         4. MISCELLANEOUS (a) In the event of any inconsistency between any provision of the Agreement and the express provisions of this Amendment, the express provisions of this Amendment shall govern.

         (b) Except as expressly amended and waived herein all provisions of the Agreement shall remain in full force and effect.

         (c) This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized person, as of the day and year first written above.

                                KROLL ASSOCIATES, INC.

                                By: /s/ Jules Kroll
                                   ------------------------------
                                   Title:

                                KROLL INFORMATION SERVICES, INC.

                                By: /s/ Jules Kroll
                                   ------------------------------
                                   Title:

                                KROLL ASSOCIATES U.K. LIMITED

                                By: /s/ Jules Kroll
                                   ------------------------------
                                   Title:

                                KROLL ENVIRONMENTAL ENTERPRISES,
                                INC.

                                By: /s/ Jules Kroll
                                   ------------------------------
                                   Title:

                                THE PURCHASERS:

                                TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA

                                By: /s/ Glenn S. Brausa
                                    -----------------------------
                                    Title:?

                                HERBERT KURZ

                                By: /s/ Herbert Kurz
                                   ------------------------------

                      SIXTH AMENDMENT AND WAIVER AGREEMENT
                           TO NOTE PURCHASE AGREEMENT

         Sixth Amendment and Waiver Agreement dated as of January 29, 1996 (this "Amendment") in and among Teachers Insurance and Annuity Association of America ("Teachers") and Herbert Kurz ("Kurz", together with Teachers, the "Purchasers" or "Noteholders") on the one hand and Kroll Associates, Inc., Kroll Information Services, Inc. (formerly known as Palumbo Partners, Inc.) Kroll Associates U.K. Limited and Kroll Environmental Enterprises, Inc. (collectively "Kroll").

         WHEREAS, the Purchasers and Kroll have entered into a Note Purchase Agreement dated as of December 15, 1989 which agreement was amended by the parties thereto pursuant to a Consent and Amendment No. 1 to Note Purchase Agreement dated as of November 4, 1991, a Second Amendment and Assumption Agreement to Note Purchase Agreement dated as of October 16, 1992, a Third Amendment, Assumption and Waiver Agreement to Note Purchase Agreement dated as of September 30, 1993, a Fourth Amendment and Waiver Agreement dated as of September 30, 1994, and a Fifth Amendment and Waiver Agreement dated as of November 20, 1995 (as amended, the "Agreement"); and

         WHEREAS, the parties wish to make certain amendments to the Agreement.

         NOW, THEREFORE, for good consideration and pursuant to the mutual covenants provided for herein, the parties hereby agree as follows:

         1. Definitions. All capitalized terms shall have the respective meanings ascribed to them in the Agreement unless otherwise defined herein.

         2. Section 1.1. of the Agreement is hereby amended in its entirety to read as follows:

                  1.1. AUTHORIZATION OF NOTES. Each of the Obligors has duly authorized the issuance and sale of $20,000,000 in aggregate principal amount of their joint and several 10.55% Senior Notes due December 15, 1999 (together with all notes issued in substitution or exchange therefor in accordance with the terms of this Agreement, the "Notes"). Pursuant to the Sixth Amendment and Waiver Agreement dated as of January 29, 1996, between the Obligors and the holders of the Notes, the Notes have been amended, effective as of the Effective Date (as defined in Section 11 of the Amendment) to provide that (i) the Notes shall bear interest on the unpaid principal amount thereof at the rate of 10.95% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable quarterly on March 15, June 15, September 15 and December 15 of each year commencing on March 15, 1996 (the "Quarterly Payment Date"), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue premium and any overdue interest, at the rate of 11.95% per annum until paid, and (ii) the Notes will mature and be payable as to the entire remaining principal amount thereof on December 15, 1999. The Notes shall be substantially in the form of Exhibit A. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Section 9.

         3. (a) Section 3.1. (a) of the Agreement shall be amended in its entirety to read as follows

                  3.1. REQUIRED ANNUAL PREPAYMENTS AND PAYMENT AT MATURITY OF THE NOTES. (a) On December 15, 1996 and on each December 15 thereafter to and including December 15, 1998 (so long as any Notes shall remain outstanding), the Obligors will prepay and there shall become due and payable, $2,500,000 in aggregate principal amount of the Notes (or such lesser principal amount as shall then be outstanding) , and on December 15, 1999, the Obligors will pay, and there shall become due and payable, the entire remaining unpaid principal amount of the Notes together with all accrued and unpaid interest thereon. Each such prepayment and the final payment made pursuant to this Section
                  3.1 shall be at 100% of the principal amount so to be prepaid together with interest accrued thereon to the date of such prepayment, without premium.

         (b) Section 3.1. (b) of the Agreement shall be amended in its entirety to read as follows:

                  (b) As long as any Note shall remain outstanding, the Obligors will pay and there shall become due and payable to the Purchasers, a payment of Excess Cash (the "Excess Cash Payment"). The Excess Cash Payment shall be paid within 15 days after a Quarterly Payment Date. The Excess Cash Payment shall be applied to reduce the aggregate principal amount of the Notes without premium. The aggregate amount of Excess Cash Payments made in any year shall be applied to the required principal payment due for that particular year; provided, however, that the Obligors shall not be required, in any given year, to make aggregate principal payments, whether in the form of Excess Cash Payments or otherwise, in excess of the required principal amount due in such year. On each Quarterly Payment Date, the Obligors shall give each holder an Officer's Certificate specifying the calculation of Excess Cash and the date, if any, of the Excess Cash Payment. For the purposes of this
                  Section 3.1, Excess Cash shall mean the result obtained by subtracting (i) cash disbursements (including all payments on the Notes and scheduled interest payments on the JBK Debt) plus $1,200,000 from (b) cash from operations generated by the Obligors. For the purposes of calculating Excess Cash, cash from operations generated by the Obligors shall include cash available (cash receipts less cash disbursements) at Kroll Associates (Asia) Limited, a Hong Kong corporation, in excess of $100,000.

         4. Section 6.1 of the Agreement is hereby amended in its entirety to read as follows:

         6.1. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS. The Obligors will not permit:

                  (a) at the end of any fiscal month, Consolidated Modified Working Capital as at such date to be less than $8,000,000;

                  (b) the ratio of Consolidated Earnings Available for Consolidated Fixed Charges for the most recently completed period of twelve consecutive months to Consolidated Fixed Charges for such period to be less than (I) at the end of the fiscal quarter ending on March 31, 1996, .32 to 1.00, (II) at the end of the fiscal quarter ending on June 30, 1996, .75 to 1.00, (III) at the end of the fiscal quarter ending on September 30, 1996, 1.00 to 1.00, (IV) at the end of the fiscal quarter ending on December 31, 1996, 1.2 to 1.00, (x) at the end of the fiscal quarter ending on March 31, 1997,
                  1.35 to 1.001 (VI) at the end of the fiscal quarter ending June 30, 1997, 1.55 to 1.00, (VII) at the end of the fiscal quarter ending September 30, 1997, 1.65 to 1.00 and (VIII) at the end of any fiscal quarter ending thereafter, 1.75 to 1.00.

         5. Section 6.2 of the Agreement is hereby amended in its entirety to read as follows:

                  6.2. DEBT. The Obligors will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume, incur, or otherwise become or be directly or indirectly liable in respect of 1 by way of Guarantee or otherwise, any Funded Debt or Current Debt, except that:

                  (a) the Obligors may become and remain liable in respect of the Funded Debt evidenced by the Notes;

                  (b) the Obligors may become and remain liable with respect to the "BK Debt; and

                  (c) the Obligors may become and remain liable with respect to non-interest bearing Debt owing to Kroll Asia, incurred to fund any Excess Cash Payment.

         6. Section 6.6 of the Agreement is hereby amended by deleting clause
(2) in the last paragraph of said Section.

         7. Section 6.7 of the Agreement is hereby amended in its entirety to read as follows:

                  6.7. INVESTMENTS, ETC. No Obligor will, and no Obligor will permit any of its Restricted Subsidiaries to, directly or indirectly through a Restricted Subsidiary or otherwise, make or own any Investment, except:

                  (a) the Obligors and their Restricted Subsidiaries may make and own Investments in (I) marketable direct obligations issued or unconditionally guaranteed by the United States of America or by any agency thereof which in the case of the latter are supported by the full faith and credit of the United States of America ("GOVERNMENT OBLIGATIONS"), in each case having a maturity not in excess of 30 days from the date of acquisition thereof; (II) commercial paper maturing not later than 30 days from the date of creation thereof of Chemical Bank or of corporations organized under the laws of the United States of America and having the rating of at least P-i or A-i or such other comparable rating by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"); (III) demand deposit accounts with, or certificates of deposit or bankers' acceptances issued by, Chemical Bank or any commercial bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits of at least $200,000,000 and rated at least A by Moody's or S&P; and (IV) repurchase agreements issued by registered government securities broker-dealers, primary dealers, or commercial bank or trust company meeting the requirements of subclause (III) above, having terms of less than 30 days.

                  (b) the Obligors and their Restricted Subsidiaries may make and own Investments in any Obligor or any Restricted Subsidiary or any Person which is or simultaneously therewith becomes a Restricted Subsidiary;

                  (c) the Obligors may continue to own the Investments existing on the date hereof and described in Schedule III, PROVIDED that if any such Investments are sold after the date hereof, the proceeds thereof may not be reinvested unless otherwise permitted by some clause of this
         Section 6.7; and

                  (d) the Obligors and their Restricted Subsidiaries may make and own Investments in property to be used in the ordinary course of business of the Obligor.

For all purposes of this Section 6.7, Investments owned by any Person at the time it becomes a Restricted Subsidiary shall be deemed to be made at such time.

         8. Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

                  6.8. RESTRICTED PAYMENTS. The Obligors will not directly, or indirectly through a Restricted Subsidiary or otherwise, declare, pay, make or set apart any sum or property for any Restricted Payment; provided, however, as long as no Default or Event of Default exists, if, on any Quarterly Payment Date, the Obligors have made the full interest payment and principal and premium payments, if any, on the Notes, the Obligors may make the interest payment accrued or currently due on the "BK Debt; and further provided that this provision shall not preclude the Obligors from making principal payments on the "BK Debt after December 15, 1997, if such payments are made after consultation with and approval by the Purchasers.

         9. Section 9.1 of the Agreement shall be amended by:

                  (a) amending the definition of CONSOLIDATED MODIFIED WORKING CAPITAL in its entirety to read as follows:

         CONSOLIDATED MODIFIED WORKING CAPITAL: at any date of determination thereof, Consolidated Current Assets MINUS the aggregate amount of Cash on hand of the Obligors and their Restricted Subsidiaries MINUS Consolidated Current Liabilities but excluding current maturities thereon.

                  (b) amending the definition of RESTRICTED PAYMENT in its entirety to read as follows:

         RESTRICTED PAYMENT: shall mean (a) any payment or the incurrence of any liability to make any payment, in cash, property or other assets (other than shares of any class of capital stock (but not preferred stock) of any Obligor or any Restricted Subsidiary) upon or in respect of any share of any class of capital stock of such Obligor, (b) any purchase, redemption, retirement or other acquisition of any shares of capital stock of, or any partnership interest of, the Obligors or any Restricted Subsidiary, now or hereafter outstanding, and (c) any payment of principal on the "BK Debt.

                  (c) inserting therein the following new definition: BK DEBT: the loan from Jules B. Kroll to the Obligors in the original principal amount of $2,000,000 dated January 29, 1996.

                  (d) deleting the definition of RESTRICTED INVESTMENT.

         10. The Noteholders hereby waive compliance by the Obligors with Sections 3.1. (a), 3.1.(b), and 6.1, through the Effective Date (as hereinafter defined).

         11. This Amendment shall be effective on the date the following shall occur (the "Effective Date"):

                  (a) The Noteholders shall have received a certificate from the Chief Financial Officer of Kroll certifying, that after giving effect to the amendments contemplated hereby, no Default or Event of Default under the Note Agreement exists or will be continuing; and

                  (b) The Noteholders shall have received the principal payment originally due December 31, 1995 in the amount of $2,500,000 plus the accrued penalty interest.

         12. (a) In the event of any inconsistency between any provision of the Agreement and the express provisions of this Amendment, the express provisions of this Amendment shall govern.

         (b) Except as expressly amended and waived herein all provisions of the Agreement shall remain in full force and effect.

         (c) This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized person, as of the day and year first written above.

                             KROLL ASSOCIATES, INC.

                             By /s/ ?
                                -------------------------
                                Title:


                             KROLL INFORMATION SERVICES, INC.

                             By /s/ ?
                                -------------------------

                             KROLL ASSOCIATES U.K. LIMITED

                             By
                                Title:

                             KROLL ENVIRONMENTAL
                             ENTERPRISES, INC.

                             By /s/ ?
                                -------------------------

                             THE PURCHASERS:

                             TEACHERS INSURANCE AND ANNUITY
                             ASSOCIATION OF AMERICA

                             By /s/ Glenn S. Brausa
                                -------------------------
                                Glenn S. Brausa
                                Managing Director
                                Private Placements

                             HERBERT KURZ

                             By /s/ Herbert Kurz
                                -------------------------

                                     WAIVER

         This Waiver dated as of June 14, 1993 (the "Waiver") made between the Purchasers set forth on the signature pages hereto (the "Purchasers") and Kroll Associates, Inc., Palumbo Partners, Inc. (formerly known as Kroll, Inc.), Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc. and Public Advisory Services, Inc. (collectively "Kroll")

         WHEREAS, Kroll and the Purchasers have entered into a Note Agreement dated as of December 15, 1989, as amended (the "Note Agreement") pursuant to which Kroll issued and sold to the Purchasers its $20,000,000 principal amount 10.95% Senior Notes due December 15, 1999;

         WHEREAS, the stockholders of Kroll and American International Group, Inc. ("AIG") desire to provide for a reorganization of Kroll, pursuant to which the stockholders will contribute the stock of Kroll, and AIG will contribute cash and notes, to a new holding company in exchange for shares of the new holding company (the "Reorganization"); and

         WHEREAS, prior to the Reorganization, Kroll Associates, Inc. plans to sell $5 million of its receivables to AIG in return for cash;

         NOW THEREFORE, the Purchasers hereby agree to waive certain sections of the Note Agreement as follows:

1. To the extent required for the consummation of the Reorganization and the sale of receivables described above, Sections 6.4, 6.6(e) and 6.7 of the Note Agreement are hereby waived. This waiver is expressly conditioned on the consummation of the Reorganization and the sale of receivables by Kroll Associates, Inc. to AIG upon the terms stated above.

2.       To the extent required for the consummation of the Reorganization,
         Section 6.13 of the Note Agreement is hereby waived. This waiver is expressly conditioned on the consummation of the Reorganization upon the terms stated above.

3. Except for the waivers granted hereby, the Note Agreement shall remain in full force and effect.

4. This Waiver may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed on their behalf by a duly authorized officer, as of the day and year first written above.

                                            KROLL ASSOCIATES, INC.

                                            By /s/ Jules Kroll
                                              ------------------------------
                                            Title:

                                            PALUMBO PARTNERS, INC.

                                            By /s/ Jules Kroll
                                              ------------------------------
                                            Title:

                                            KROLL ASSOCIATES U.K. LIMITED

                                            By /s/ Jules Kroll
                                              ------------------------------
                                            Title:

                                            HARRISON/KROLL ENVIRONMENTAL
                                               SERVICES, INC.

                                            By /s/ Jules Kroll
                                              ------------------------------
                                            Title:

                                            PUBLIC ADVISORY SERVICES, INC.

                                            By /s/ Jules Kroll
                                              ------------------------------
                                            Title:

                                            THE PURCHASERS:

                                            TEACHERS INSURANCE AND ANNUITY
                                            ASSOCIATION OF AMERICA

                                            By /s/ Mary Ann R. Mattoon
                                              ------------------------------
                                              Director - Private Placements

                                            HERBERT KURZ

                                            By /s/ Herbert Kurz
                                              ------------------------------
                                              Title:

                                     WAIVER

         This Waiver dated as of May 3, 1994 (the "Waiver") made between the Purchaser set forth on the signature page hereto (the "Purchaser") and Kroll Associates, Inc., Kroll Information Services, Inc. (formerly known as Palumbo Partners, Inc.) Kroll Associates U.K. Limited, and Kroll Environmental Enterprises, Inc. (collectively "Kroll"). All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Agreement (as defined below).

         WHEREAS, Kroll, the Purchaser and Herbert Kurz have entered into a Note Agreement, dated as of December 15, 1989, as amended (the "Note Agreement") pursuant to which Kroll issued and sold to the Purchasers its $20,000,000 principal amount 10.95% Senior Notes due December 15, 1999;

         WHEREAS, in the fiscal year ending December 31, 1993, Kroll paid dividends and/or distributions to JBK as a distribution against his cash basis S corporation income allocable to JBK for Kroll's S corporation tax year ending June 15, 1993 in the amount of $3,700,000 (the "JBK Dividend");

         WHEREAS, in the fiscal year ending December 31, 1993, Kroll paid distributions to shareholders (other than JBK) of Kroll in the aggregate amount of $52,632 as S Corporation Distribution pursuant to Section 6.8 (a) (ii) (13) of the Note Agreement; and

         WHEREAS, the JBK Dividend consisted of (i) the payment to JBK of cash in the amount of $1,000,000 as S Corporation Distribution pursuant to Section
6.8 (a)(ii)(13) of the Note Agreement and (ii) the distribution to JBK of a loan in the amount of $2,700,000 held by Kroll from JBK in respect of an advance of such amount made to JBK during Kroll's fiscal year ending December 31, 1990.

         NOW THEREFORE, the parties hereto hereby agree as follows:

                  The Purchaser hereby agrees to waive Section 6.8 of the Note Agreement to the extent required to permit the JBK Dividend.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed on their behalf by a duly authorized officer, as of the day and year first written above.

                                 KROLL ASSOCIATES, INC.

                                 By /s/ Jules Kroll
                                   ---------------------------------
                                     Title:

                                 KROLL INFORMATION SERVICES, INC,

                                 By /s/ Jules Kroll
                                   ---------------------------------
                                     Title:

                                 KROLL ASSOCIATES U.K. LIMITED

                                 By /s/ Jules Kroll
                                   ---------------------------------
                                     Title:

                                 KROLL ENVIRONMENTAL
                                   ENTERPRISES, INC

                                 By /s/ Jules Kroll
                                   ---------------------------------
                                     Title:

                                 THE PURCHASER:

                                 TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION OF AMERICA

                                 By /s/ Glenn S. Brausa
                                   ---------------------------------
                                   Title Managing Director - Private Placements

[TIAA LOGO]
                   [TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                  COLLEGE RETIREMENT EQUITIES FUND Letterhead]






                                                    December 21, 1995

Kroll Associates, Inc.
900 Third Avenue
New York, NY  10022

Attention:                 Mr. Nazzareno E. Paciotti
                           Managing Director
                           Chief Financial Officer

Re: Note Purchase Agreement dated December 15, 1989 of Kroll Associates, Inc., Kroll Information Services, Inc., Kroll Associates U.K. Limited and Kroll Environmental Enterprises, Inc. (collectively "Kroll") as amended (the "Agreement")
         ---------------------------------------------------------

Gentlemen:

Teachers Insurance and Annuity Association of America ("TIAA") hereby agrees to waive the necessary provisions of the Agreement to permit Kroll to borrow $2,500,000 from American International Group, Inc. on commercially reasonable terms for the sole purpose of making the required prepayment of $2,500,000 pursuant to the Agreement. This Waiver is expressly conditioned upon receipt by TIAA of the required prepayment. Except as otherwise stated herein, the Agreement remains in full force and effect.

                                       Teachers Insurance and Annuity
                                         Association of America

                                       By /s/ Glenn S. Brausa
                                         ----------------------
                                         Glenn S. Brausa
                                         Managing Director
                                         Private Placements

Accepted and Agreed to:

Kroll Associates, Inc.
Kroll Information Services, Inc.
Kroll Associates U.K.  Limited
Kroll Environmental Enterprises, Inc.

By
   -------------------------------

[TIAA LOGO]
                   [TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                  COLLEGE RETIREMENT EQUITIES FUND Letterhead]

                                   May 8, 1997

Kroll Associates
900 Third Avenue
New York, New York 10022

Attention:       Mr. Nazzareno E. Paciotti
                 Managing Director
                 Chief Financial Officer

Re: Note Purchase Agreement dated December 15, 1989 of Kroll Associates, Inc., Kroll Information Services, Inc., Kroll Associates U.K. Limited and Kroll Environmental Enterprises, Inc., as amended (the "Agreement")
                 -------------------------------------------------

Gentlemen:

Teachers Insurance and Annuity Association of America hereby agrees to waive
Section 4 of the Agreement to extend the applicable period for delivery of the audited financial statements and required compliance information for the year ended December 31, 1996 to August 1, 1997. Except as expressly stated herein, the Agreement remains in full force and effect.

                                    TEACHERS INSURANCE AND ANNUITY OF
                                    AMERICA

                                    By: /s/ Glenn S. Brausa
                                       -----------------------
                                       Glenn S. Brausa
                                       Managing Director-
                                       Private Placements

                                WAIVER AGREEMENT

         Waiver Agreement dated as of August 7, 1997 (this "Agreement") made among Teachers Insurance and Annuity Association of America ("TIAA") and Herbert Kurz ("Kurz", together with TIAA, the "Purchasers" or "Noteholders") on the one hand and Kroll Associates, Inc., Kroll Information Services, Inc. (formerly known as Palumbo Partners, Inc.) Kroll Associates U.K. Limited and Kroll Environmental Enterprises, Inc. (collectively "Kroll").

         WHEREAS, the Noteholders and Kroll have entered into a Note Purchase Agreement dated as of December 15, 1989 as amended (the "Agreement");

         WHEREAS, Kroll is now in violation of several covenants in the Agreement;

         WHEREAS, Kroll desires to enter into a merger with VDE Inc. a wholly-owned subsidiary of The O'Gara Company, whereby Kroll Holdings will be the surviving company (the "Merger"); an

         WHEREAS, the Noteholders' consent is necessary for the Merger to be effective and the Noteholders and Kroll wish to waive certain provisions of the Agreement to permit the Merger;

         NOW, THEREFORE, for good consideration and pursuant to the mutual covenants provided for herein, the parties hereby agree as follows;

         1. All capitalized terms shall have the respective meanings ascribed to them in the Agreement unless otherwise defined herein.

         2. Section 4 of the Agreement is hereby waived to extend the applicable period for the delivery of the audited financial statements and required compliance information for the year ended December 31, 1996 to August 31, 1997.

         3. Sections 6.1(a) and (b) are hereby waived for the respective fiscal periods through December 1, 1997.

         4. Kroll agrees that simultaneously with the Merger, Kroll will prepay the entire outstanding principal amount of the Notes together with accrued interest to the date of prepayment and the prepayment premium as described in
Section 3.2(c) of the Agreement. The Noteholders hereby waive Section 6.6 of the Agreement to the extent necessary to permit the Merger to occur.

         5. (a) In the event of any inconsistency between any provision of the Agreement and the express provisions of this Amendment, the express provisions of this Amendment shall govern,

         (b) Except as expressly amended and waived herein all provisions of the Agreement shall remain in full force and effect.

         (c) This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized person, as of the day and year first written above.

                                     KROLL ASSOCIATES, INC.

                                     By
                                       ------------------------------
                                              Title:

                                     KROLL INFORMATION SERVICES, INC.

                                     By
                                       ------------------------------
                                              Title:

                                     KROLL ASSOCIATES U.K. LIMITED

                                     By
                                       ------------------------------
                                              Title:

                                     KROLL ENVIRONMENTAL
                                     ENTERPRISES, INC.

                                     By
                                       ------------------------------
                                              Title:

                                     THE PURCHASERS:

                                     TEACHERS INSURANCE AND ANNUITY
                                              ASSOCIATION OF AMERICA

                                     By /s/ Glenn S. Brausa
                                       ------------------------------
                                              Glenn S. Brausa
                                              Managing Director
                                              Private Placements

                                     HERBERT KURZ

                                     By
                                       ------------------------------



                                       2